Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
HEWLETT-PACKARD COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Mark V. Hurd Chairman, Chief Executive Officer and President	Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Hewlett-Packard Company to be held on Wednesday, March 19, 2008 at 2 p.m., local time, at the Seaport World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

This year, we are pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2007 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2007 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in Hewlett-Packard Company.

Sincerely,

Mark V. Hurd
Chairman, Chief Executive Officer
and President

2008 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

HEWLETT-PACKARD COMPANY

3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Wednesday, March 19, 2008
Place	Seaport World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts
Items of Business	(1) To elect directors
(2) To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2008
(3) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were an HP stockholder as of the close of business on January 22, 2008.
Meeting Admission
You are entitled to attend the annual meeting only if you were an HP stockholder as of the close of business on January 22, 2008 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the Hewlett-Packard Company 401(k) Plan or the Hewlett-Packard Company 2000 Employee Stock Purchase Plan, also known as the Share Ownership Plan, your ownership as of the record date will be verified prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to January 22, 2008 or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.
The annual meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 4 of this proxy statement.
By order of the Board of Directors,

MICHAEL J. HOLSTON Executive Vice President, General Counsel and Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about January 29, 2008.

QUESTIONS AND ANSWERS

Proxy Materials

1.     Why am I receiving these materials?

The Hewlett-Packard Company Board of Directors has made these materials available to you on the Internet or delivered paper copies of these materials to you by mail in connection with HP's annual meeting of stockholders, which will take place on Wednesday, March 19, 2008. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission and that is designed to assist you in voting your shares.

2.     What is included in the proxy materials?

The proxy materials include:

  •
  Our proxy statement for the annual meeting of stockholders; and

  •
  Our 2007 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

3.     What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, HP's Board and Board committees, the compensation of directors and certain current and former executive officers for fiscal 2007 and other required information.

4.     Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?

This year, we are pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

5.     Why didn't I receive a notice about the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States or who are participants in the Hewlett-Packard Company 401(k) Plan, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

6.     How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

  •
  View our proxy materials for the annual meeting on the Internet; and

  •
  Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at www.hp.com/investor/stockholdermeeting2008.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

7.     How may I obtain a paper copy of the proxy materials?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. All stockholders who do not receive the notice will receive a paper copy of the proxy materials by mail.

8.     I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copy by contacting Innisfree at:

(877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
E-mail: info@innisfreema.com

A separate set of proxy materials will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, please call Computershare Investor Services, LLC ("Computershare") at:

(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

If you are the beneficial owner of shares held through a broker, trustee or other nominee and you wish to receive a separate set of proxy materials in the future, please call Broadridge Financial Solutions, Inc. at:

(800) 542-1061

All stockholders also may write to us at the address below to request a separate copy of these materials:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, California 94304

9.     What should I do if I receive more than one notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

You may receive more than one notice or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices).

10.   How may I obtain a copy of HP's 2007 Form 10-K and other financial information?

Stockholders may request a free copy of our 2007 Annual Report, which includes our 2007 Form 10-K, from:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, California 94304
(866) 438-4771 (U.S. and Canada) or (202) 315-4211 (International)
www.hp.com/investor/informationrequest

Alternatively, stockholders can access the 2007 Annual Report, which includes our 2007 Form 10-K and other financial information, on HP's Investor Relations website at:

http://www.hp.com/investor/home

HP also will furnish any exhibit to the 2007 Form 10-K if specifically requested.

Voting Information

11.   What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

  •
  The election of directors

  •
  The ratification of the appointment of HP's independent registered public accounting firm for the 2008 fiscal year

We also will consider any other business that properly comes before the annual meeting. See question 23 "What happens if additional matters are presented at the annual meeting?" below.

12.   How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR each of the nominees for election to the Board and FOR the ratification of HP's independent registered public accounting firm for the 2008 fiscal year.

13.   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most HP stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  •
  Stockholder of Record—If your shares are registered directly in your name with HP's transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to HP or to a third party, or to vote in person at the meeting.

  •
  Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a

    "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

14.   What shares can I vote?

Each share of HP common stock issued and outstanding as of the close of business on January 22, 2008, the record date for the annual meeting, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through HP's Dividend Reinvestment Plan and HP's employee stock purchase plans and shares held through HP's Direct Registration Service, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee. On the record date HP had approximately 2,554,820,140 shares of common stock issued and outstanding.

15.   How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

16.   How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

  •
  By Internet—Stockholders who received a notice about the Internet availability of the proxy materials may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-209-1711 and following the instructions. Stockholders or record who have received a notice about the Internet availability of the proxy materials will need to have the control number that appears on their notice available when voting. Stockholders of record who have received a proxy card by mail will need to have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

  •
  By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

17.   What is the deadline for voting my shares?

If you hold shares as the stockholder of record, or through the Hewlett-Packard Company 2000 Employee Stock Purchase Plan (the "Share Ownership Plan"), your vote by proxy must be received before the polls close at the annual meeting.

If you hold shares in the Hewlett-Packard Company 401(k) Plan (the "HP 401(k) Plan"), your voting instructions must be received by 11:59 p.m., Eastern time, on March 16, 2008 for the trustee to vote your shares.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

18.   May I change my vote?

You may change your vote at any time prior to the vote at the annual meeting, except that any change to your voting instructions for the HP 401(k) Plan must be provided by 11:59 p.m., Eastern time, on March 16, 2008 as described above. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address below in question 30 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

19.   Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to HP management.

20.   How are votes counted?

In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN" with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted. You also may cumulate your votes as described in question 22, "Is cumulative voting permitted for the election of directors?".

You may vote "FOR," "AGAINST" or "ABSTAIN" with respect to the proposal to ratify the appointment of HP's independent registered public accounting firm for the 2008 fiscal year." If you elect to abstain, the abstention will have the same effect as an "AGAINST" vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of HP's nominees to the Board and FOR ratification of the appointment of HP's independent registered public accounting firm).

For any shares you hold in the HP 401(k) Plan, if your voting instructions are not received by 11:59 p.m., Eastern time, on March 16, 2008, your shares will be voted in proportion to the way the shares held by the other HP 401(k) Plan participants are voted, except as may be otherwise required by law.

21.   What is the voting requirement to approve each of the proposals?

In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee's election must exceed the number of votes cast against such nominee's election. Each nominee receiving more votes for his or her election than votes against his or her election will be elected. Approval of the proposal to ratify the appointment of HP's independent registered public accounting firm for the 2008 fiscal year requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting.

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

22.   Is cumulative voting permitted for the election of directors?

In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are ten directors to be elected at the annual meeting, you may allocate 1000 "FOR" votes (ten times 100) among as few or as many of the ten nominees to be voted on at the annual meeting as you choose. You may not cumulate your votes against a nominee.

If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card or, if you vote in person at the annual meeting, submit a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you vote by proxy card or voting instruction card and sign your card with no further instructions, Mark V. Hurd and Michael J. Holston, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on January 22, 2008, the record date for the annual meeting, is entitled to one vote.

23.   What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mark V. Hurd and Michael J. Holston, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

24.   Who will serve as inspector of elections?

The inspector of elections will be a representative from an independent firm, IVS Associates, Inc.

25.   Who will bear the cost of soliciting votes for the annual meeting?

HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services. HP has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its agreement. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

26.   Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

27.   What if I have questions for HP's transfer agent?

Please contact HP's transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Computershare Investor Services, LLC
Shareholder Services
250 Royall Street
Canton, Massachusetts 02021
(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

A dividend reinvestment and stock purchase program is also available through Computershare. For information about this program, please contact Computershare at the following address or the phone number listed above:

Computershare Trust Company
Dividend Reinvestment Services
250 Royall Street
Canton, Massachusetts 02021

Annual Meeting Information

28.   How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were an HP stockholder or joint holder as of the close of business on January 22, 2008 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the HP 401(k) Plan or the Share Ownership Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your admission to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 22, 2008 or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

29.   How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in question 21 are counted for the purpose of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

30.   What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in HP's proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than October 1, 2008. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

For a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8, the stockholder must provide the information required by HP's Bylaws and give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

  •
  Not earlier than the close of business on November 14, 2008, and

  •
  Not later than the close of business on December 15, 2008.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the HP annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8 must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

  •
  90 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

31.   How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board's Nominating and Governance Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in question 30 above.

In addition, HP's Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information required by HP's Bylaws and a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to HP and its stockholders.

32.   What is the deadline to propose or nominate individuals to serve as directors?

A stockholder may send a proposed director candidate's name and information to the Board at anytime. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on November 14, 2008 and the close of business on December 15, 2008, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year's annual meeting, in which case the deadline will be as described in question 30.

33.   How may I obtain a copy of HP's Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. HP's Bylaws also are available on HP's website at http://www.hp.com/hpinfo/investor/bylaws.html.

Further Questions

34.   Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact HP's proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders: (877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
Banks and brokers (call collect):
(212) 750-5833

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        HP is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining HP's integrity in the marketplace. HP has adopted a code of business conduct and ethics for directors, officers (including HP's principal executive officer, principal financial officer and principal accounting officer) and employees, known as our Standards of Business Conduct. HP also has adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for governance of HP. All of these documents are available at http://www.hp.com/investor/corpgovernance/highlights. HP will post on this web site any amendments to the Standards of Business Conduct or waivers of the Standards of Business Conduct for directors and executive officers.

        Stockholders may request free printed copies of the Standards of Business Conduct, the Corporate Governance Guidelines and the Board committee charters from:

Hewlett-Packard Company
Attention: Investor Relations
3000 Hanover Street
Palo Alto, California 94304
(866) GET-HPQ1 or (866) 438-4771
http://www.hp.com/investor/home

Board Structure and Committee Composition

        As of the date of this proxy statement, our Board has ten directors and the following five standing committees: (1) Audit, (2) Finance and Investment, (3) HR and Compensation, (4) Nominating and Governance, and (5) Technology. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below. Each of the standing committees operates under a written charter adopted by the Board. All of the committee charters are available on HP's website at http://www.hp.com/investor/board_charters. The Board and each of the committees has the authority to retain and terminate, and receive appropriate funding from HP for, outside advisors as the Board and each committee deems necessary.

        During fiscal 2007, the Board held nine meetings. Each current director attended at least 75% of the aggregate of all Board and applicable standing committee meetings. Directors are encouraged to attend annual meetings of HP stockholders. All then-current directors attended the last annual meeting of stockholders.

Name of Director	Audit	Finance and Investment(1)	HR and Compensation	Nominating and Governance	Technology(2)
Non-Employee Directors:
Lawrence T. Babbio, Jr.			Chair	Member
Sari M. Baldauf(3)	Member			Member	Member
Richard A. Hackborn		Member			Chair
John H. Hammergren(4)		Chair	Member	*
Joel Z. Hyatt(5)		Member	Member
John R. Joyce(6)	Member				Member
Robert L. Ryan	Chair	Member			Member
Lucille S. Salhany	Member		Member	Chair
G. Kennedy Thompson(7)	Member			Member
Employee Director
Mark V. Hurd
Former Director
Robert P. Wayman(8)
Number of Meetings in Fiscal 2007	13	2	7	7	1

* = Former Committee Chair or member

(1)
The Finance and Investment Committee was formed effective May 17, 2007.

(2)
The Technology Committee was reconstituted effective May 17, 2007.

(3)
Ms. Baldauf was appointed to the Nominating and Governance Committee effective May 17, 2007.

(4)
Mr. Hammergren's service as a member of the Nominating and Governance Committee ended effective May 17, 2007.

(5)
Mr. Hyatt was elected to the Board and was appointed to the HR and Compensation Committee effective May 17, 2007. He was also appointed to the Finance and Investment Committee effective upon the formation of that committee on May 17, 2007.

(6)
Mr. Joyce was elected to the Board and was appointed to the Audit Committee effective May 17, 2007. He was also appointed to the Technology Committee effective upon the reconstitution of that committee on May 17, 2007.

(7)
Mr. Thompson was elected to the Board effective November 16, 2006. He was appointed to the Audit Committee effective November 27, 2006 and to the Nominating and Governance Committee effective May 17, 2007.

(8)
Mr. Wayman did not stand for election at HP's 2007 Annual Meeting of Stockholders, and his service on the Board ended on March 14, 2007.

Audit Committee

        HP has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing HP's financial reporting processes and the audit of HP's financial statements, including the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of HP's internal audit function and the independent registered public accounting firm, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews HP's disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; reviews regulatory and accounting initiatives and off-balance sheet structures; oversees HP's compliance programs with respect to legal and regulatory requirements; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on HP's financial statements. The Audit Committee works closely with management as well as the independent registered public accounting firm.

        The Board determined that each of Robert L. Ryan, Chair of the Audit Committee, and Audit Committee members Sari M. Baldauf, John R. Joyce, Lucille S. Salhany and G. Kennedy Thompson is independent pursuant to applicable listing standards governing audit committee members. The Board also determined that each of Mr. Ryan, Ms. Baldauf, Mr. Joyce and Mr. Thompson is an audit committee financial expert as defined by SEC rules and applicable listing standards.

        The report of the Audit Committee is included on page 60.

Finance and Investment Committee

        The Finance and Investment Committee provides oversight to the finance and investment functions of HP. The Finance and Investment Committee reviews or oversees significant treasury matters such as capital structure, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuances and repurchases, and capital spending; oversees HP's loans, loan guarantees of third-party debt and obligations and outsourcings; reviews HP Financial Services' capitalization and operations, including residual and credit management, risk concentration, and return on invested capital; reviews the activities of HP's Investor Relations department; and coordinates with the HR and Compensation Committee regarding the cost, funding and financial impact of equity compensation and benefits. The Finance and Investment Committee also assists the HP Board of Directors in evaluating investment, acquisition, managed services, joint venture and divestiture transactions in which HP engages as part of its business strategy from time to time, reports to the Board and makes recommendations to the Board as to scope, direction, quality, investment levels and execution of such transactions; evaluates and revises HP's approval policies with respect to such transactions, oversees HP's integration planning and execution and the financial results of such transactions after integration; evaluates the execution, financial results and integration of HP's completed transactions; and oversees and approves HP's strategic alliances.

HR and Compensation Committee

        The HR and Compensation Committee discharges the Board's responsibilities relating to the compensation of HP's executives and directors; reviews and approves the report required by the U.S. Securities and Exchange Commission for inclusion in the annual proxy statement; provides general oversight of HP's total rewards compensation structure; reviews and provides guidance on HP's human resources programs; and retains and approves the terms of the retention of compensation consultants and other compensation experts. Other specific duties and responsibilities of the HR and Compensation Committee include reviewing senior management selection and overseeing succession planning, including reviewing the leadership development process; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing HP's equity-based and incentive compensation and equity-based rewards; overseeing non-equity based benefit plans and approving any changes to such plans involving a material financial commitment by HP; monitoring workforce management programs; establishing compensation policies and practices for service on the Board and its committees and for the Chairman of the Board; developing guidelines for and monitoring director and executive stock ownership; and annually evaluating its performance and its charter.

Nominating and Governance Committee

        The Nominating and Governance Committee recommends candidates to be nominated for election as directors at HP's annual meeting, consistent with criteria approved by the Board; develops and regularly reviews corporate governance principles and related policies for approval by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; identifying and recruiting new directors and considering candidates proposed by stockholders; recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members; and overseeing director orientation and continuing education. The Nominating and Governance Committee also reviews proposed changes to HP's Certificate of Incorporation, Bylaws and Board committee charters; assesses and makes recommendations regarding stockholder rights plans or other stockholder protections, as appropriate; conducts ongoing reviews of potential related party transactions and conflicts of interest, including the review and approval of all "related party transactions" as defined under SEC rules; reviews and approves the designation of any employee directors or executive officers for purposes of Section 16 of the Exchange Act ("Section 16 Officers") standing for election for outside for-profit boards of directors; reviews stockholder proposals in conjunction with the Chairman of the Board and recommends Board responses; oversees the self-evaluation of the Board and its committees; oversees the annual evaluation of the CEO conducted by the lead independent director, in conjunction with the HR and Compensation Committee, with input from all Board members; oversees the HR and Compensation Committee's evaluation of senior management; and reviews requests for indemnification under HP's Bylaws.

Technology Committee

        The Technology Committee assesses HP's technology development strategies and the scope and quality of HP's intellectual property. The Technology Committee makes recommendations to the HP Board of Directors as to scope, direction, quality, investment levels and execution of HP's technology strategies; oversees the execution of technology strategies formulated by management; provides guidance on technology as it may pertain to, among other things, market entry and exit, investments, mergers, acquisitions and divestitures, new business divisions and spin-offs, research and development investments, and key competitor and partnership strategies; and reviews and makes recommendations on proposed investment, acquisition, joint venture and divestiture transactions with a value of at least $200 million that involve technology prior to any review by other Board Committees or the Board of Directors pursuant to HP's M&A approval policies.

Director Independence

        HP's Corporate Governance Guidelines provide that a substantial majority of the Board will consist of independent directors and the Board can include no more than three directors who are not independent directors. These standards are available on our web site at http://www.hp.com/investor/director_standards. These standards reflect the New York Stock Exchange corporate governance listing standards. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing standards.

        Under HP's Corporate Governance Guidelines, a director will not be considered independent in the following circumstances:

  (1)
  The director is, or has been within the last three years, an employee of HP, or an immediate family member of the director is, or has been within the last three years, an executive officer of HP.

  (2)
  The director has been employed as an executive officer of HP, its subsidiaries or affiliates within the last five years.

  (3)
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from HP, other than compensation for Board service, compensation received by a director's immediate family member for service as a non-executive employee of HP, and pension or other forms of deferred compensation for prior service with HP that is not contingent on continued service.

  (4)
  (A) The director or an immediate family member is a current partner of the firm that is HP's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on HP's audit within that time.

  (5)
  The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of HP's present executive officers at the same time serves or has served on that company's compensation committee.

  (6)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HP for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  (7)
  The director is affiliated with a charitable organization that receives significant contributions from HP.

  (8)
  The director has a personal services contract with HP or an executive officer of HP.

        For these purposes, an "immediate family member" includes a person's spouse, parents, step-parents, children, step-children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants or employees) who shares the director's home.

        In determining independence, the Board reviews whether directors have any material relationship with HP. An independent director must not have any material relationship with HP, either directly or as a partner, stockholder or officer of an organization that has a relationship with HP, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the materiality of a director's relationship to HP, the Board considers the issues from the director's standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth above.

        In making its independence determinations, the Board considered transactions occurring since the beginning of 2005 between HP and entities associated with the independent directors or their immediate family members. The Board's independence determinations included reviewing the following transactions:

  •
  Mr. Hammergren, Mr. Hyatt and Mr. Thompson are each executive officers, and Mr. Joyce is a managing director, of companies with which HP does business. The amount that HP paid in each fiscal year to each of these companies for goods and services, and the amount received in each fiscal year by HP for goods and services from each company, did not, in any of the previous three fiscal years, exceed the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  •
  Mr. Babbio, Ms. Baldauf, Mr. Hammergren, Mr. Joyce, Ms. Salhany, Mr. Ryan and Mr. Thompson, or one of their immediate family members, each is or was during the previous three fiscal years a non-employee director, trustee or advisory board member of another company that did business with HP at some time during those years. These business relationships were as a supplier or purchaser of goods or services.

  •
  Mr. Babbio, Ms. Baldauf, Mr. Hyatt, Mr. Joyce, Ms. Salhany, Mr. Ryan and Mr. Thompson, or one of their immediate family members, have each served as a non-employee director, trustee or advisory board member for one or more charitable institutions to which HP has made charitable contributions during the previous three fiscal years. Payments to any of these entities (including matching contributions and discretionary contributions by HP) did not exceed $250,000 in any of the previous three fiscal years.

        As a result of this review, the Board has determined that each of the non-employee director nominees standing for election, including Mr. Babbio, Ms. Baldauf, Mr. Hackborn, Mr. Hammergren, Mr. Hyatt, Mr. Joyce, Mr. Ryan, Ms. Salhany and Mr. Thompson, and each of the members of each Board committee, has no material relationship with HP (either directly or as a partner, stockholder or officer of an organization that has a relationship with HP) and is independent within the meaning of HP's director independence standards. Mr. Hurd is not independent because of his status as Chief Executive Officer and President of HP.

Lead Independent Director

        HP's Corporate Governance Guidelines provide that the independent directors will designate a lead independent director when the positions of Chairman and CEO are held by the same person. Richard A. Hackborn has served as lead independent director since September 2006. The lead independent director, together with the Chairman, schedules and sets the agenda for meetings of the Board, and the lead independent director chairs Board meetings when the Chairman is not present. The lead independent director also schedules, sets the agenda for and chairs executive sessions. In addition, the lead independent director serves as a liaison between the Chairman and the other independent directors, coordinates information sent to the Board, recommends changes to improve the Board, the committees and individual director effectiveness, works jointly with the Chair of the HR and Compensation Committee to coordinate the annual performance evaluation of the CEO, and performs such other functions and responsibilities as provided in HP's Corporate Governance Guidelines and as requested by the Board from time to time.

Executive Sessions

        Executive sessions of independent directors are held at least three times a year. During fiscal 2007, the independent directors met in executive session five times. The sessions are scheduled and chaired by the lead independent director. Any independent director may request that an additional executive session be scheduled.

Director Nominees

Stockholder Recommendations

        The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under "Identifying and Evaluating Candidates for Directors." In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under "Director

Qualifications." Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

Stockholder Nominations

        In addition, HP's Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting and to solicit proxies in favor of such nominees. For a description of the process for nominating directors in accordance with HP's Bylaws, see "Questions and Answers—Stockholder Proposals, Director Nominations and Related Bylaw Provisions—How may I recommend or nominate individuals to serve as directors?".

Director Qualifications

        HP's Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on HP's Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding HP values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of HP.

Identifying and Evaluating Candidates for Directors

        The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in HP's proxy statement. Following verification of the stockholder status of people proposing candidates, recommendations are considered together by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for HP's annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

        HP engages a professional search firm on an ongoing basis to identify and assist the Nominating and Governance Committee in identifying, evaluating and conducting due diligence on potential director nominees. On November 16, 2006, the Board elected G. Kennedy Thompson as a director effective immediately. Mr. Thompson was identified by the professional search firm. On May 17, 2007, the Board elected Joel Z. Hyatt and John R. Joyce as directors effective immediately. Mr. Hyatt was identified by HP's chief executive officer, and Mr. Joyce was identified by the professional search firm.

Board Policy Regarding Voting for Directors

        HP has implemented a majority vote standard in the election of directors. In addition, HP has adopted a policy whereby any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

Communications with the Board

        Individuals may communicate with the Board by contacting:

Secretary to the Board of Directors
3000 Hanover Street, MS 1050
Palo Alto, California 94304
e-mail: bod@hp.com

        All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. HP's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

        Communications that are intended specifically for the lead independent director, the independent directors or non-management directors should be sent to the e-mail address or street address noted above, to the attention of the lead independent director.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        Employee directors do not receive any separate compensation for their Board activities. Non-employee directors receive the compensation described below.

        Each non-employee director is entitled to receive an annual cash retainer of $50,000 but may elect to receive an equivalent amount of securities in lieu of the cash retainer. In addition, each non-employee director is entitled to receive an annual retainer of $150,000 in the form of restricted stock or stock options. Under special circumstances, the securities portion of the annual retainer may be paid in cash, but no such exceptions were made during fiscal 2007. The restricted stock awards are determined based on the fair market value of HP common stock on the grant date, and stock options are determined based on a Black-Scholes option valuation model. The restricted stock and options generally vest after one year from the date of grant. Non-employee directors may elect to defer the cash portion of their annual retainer under the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan. Under that plan, investment earnings are credited based on investment choices that are available to employees under the HP 401(k) Plan, and there is no formula that would result in above-market earnings or a preferential interest rate. None of the non-employee directors made any cash deferrals in fiscal 2007.

        In addition to the annual retainer, non-employee directors who serve as chairs of standing committees receive a retainer for such service in the amount of $15,000 for the chair of the Audit Committee and $10,000 for the chair of other Board committees. In addition, effective in February 2007, the lead independent director receives an additional retainer of $75,000 per year. Non-employee directors also receive $2,000 for each Board meeting attended in excess of six per year, and $2,000 for each committee meeting attended in excess of six per year for each standing committee on which the non-employee director serves. Non-employee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when spouses are invited to attend Board events), and non-employee directors may use the company aircraft for travel to and from HP events. Each non-employee director also may receive up to $2,500 worth of HP equipment each year. In addition, each non-employee director is eligible to participate in the product matching portion of the HP Employee Giving Program. Under this program, each non-employee director may contribute up to $20,000 worth of HP products each year to a school or qualified charity by paying 25% of the list price of those products, with HP paying the remaining 75%.

Fiscal 2007 Non-Employee Director Compensation

        The following table provides information on compensation for non-employee directors who served during fiscal 2007:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Lawrence T. Babbio, Jr.	75,000	69,871	102,062	740	247,673
Sari M. Baldauf	49,333	78,502	93,149	580	221,564
Richard A. Hackborn	111,000	171,937	—	15,324	298,261
John H. Hammergren	13,000	3,015	197,810	—	213,825
Joel Z. Hyatt	—	63,481	—	292	63,773
John R. Joyce	22,917	47,620	—	219	70,756
Robert L. Ryan	83,000	171,937	—	17,139	272,076
Lucille S. Salhany	84,000	171,937	—	1,320	257,257
G. Kennedy Thompson	12,000	142,071	—	1,055	155,126

(1)
For purposes of determining director compensation, the term of office for directors begins in March and ends the following February, which does not coincide with HP's November through October fiscal year. Cash amounts included in the table above represent the portion of the annual retainers elected to be received in cash, committee chair fees, lead independent director fees and additional meeting fees earned with respect to service during HP's 2007 fiscal year. See "Additional Information About Fees Earned or Paid in Cash in Fiscal 2007" below.

(2)
The dollar amounts shown for stock awards and option awards represents the dollar amount of those awards recognized for financial statement reporting purposes with respect to fiscal 2007 in compliance with Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123R") for stock options and restricted stock awards that vested in fiscal 2007. These amounts reflect HP's accounting expense for these awards and do not correspond to the actual value that may be recognized by the directors with respect to these awards. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to HP's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as filed with the SEC on December 18, 2007. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See "Additional Information About Non-Employee Director Equity Awards" below.

(3)
Amounts in this column represent the dollar value of dividends paid on stock awards and the cost to HP of product donations made on behalf of non-employee directors pursuant to the product matching portion of the HP Employee Giving Program.

Additional Information About Fees Earned or Paid in Cash in Fiscal 2007

        The following table provides additional information about fees earned or paid in cash to non-employee directors in fiscal 2007:

Name	Annual Retainers ($)	Committee Chair/Lead Independent Director Fees ($)	Additional Meeting Fees ($)	Total ($)
Lawrence T. Babbio, Jr.(1)	50,000	15,000	10,000	75,000
Sari M. Baldauf(2)	33,333	—	16,000	49,333
Richard A. Hackborn(3)	50,000	55,000	6,000	111,000
John H. Hammergren(4)	—	5,000	8,000	13,000
Joel Z. Hyatt	—	—	—	—
John R. Joyce(5)	22,917	—	—	22,917
Robert L. Ryan	50,000	15,000	18,000	83,000
Lucille S. Salhany	50,000	10,000	24,000	84,000
G. Kennedy Thompson	—	—	12,000	12,000

(1)
The $15,000 paid to Mr. Babbio for committee chair/lead independent director fees includes a $5,000 fee paid for his service as chair of the former Acquisitions Committee, which was prorated to reflect the dissolution of that committee in May 2007.

(2)
The $33,333 annual retainer paid to Ms. Baldauf represents the portion of Ms. Baldauf's $50,000 cash annual retainer for the March 2007 through February 2008 Board term that was earned during fiscal 2007. Ms. Baldauf did not elect to receive in cash any portion of her annual retainer for the March 2006 through February 2007 Board term.

(3)
The $55,000 paid to Mr. Hackborn for committee chair/lead independent director fees represents a prorated amount of $50,000 paid for his service as lead independent director from February 2007, the effective date of the Board's approval of the $75,000 annual retainer paid to the lead independent director, through the end of fiscal 2007 and a $5,000 fee paid for his service as chair of the Technology Committee, which was prorated to reflect the reconstitution of that committee in May 2007.

(4)
The $5,000 paid to Mr. Hammergren for committee chair/lead independent director fees represents a fee for his service as chair of the Finance and Investment Committee, which was prorated to reflect the re-formation of that committee in May 2007.

(5)
Mr. Joyce was elected to the Board effective May 17, 2007. Mr. Joyce received a prorated retainer of $166,667 for service from May 2007 through February 2008, $41,667 of which he elected to receive in cash. The $22,917 cash annual retainer paid to Mr. Joyce represents the portion of that $41,667 that was earned during fiscal 2007.

Additional Information About Non-Employee Director Equity Awards

        The following table provides additional information about non-employee director equity awards, including the stock awards and option awards made to non-employee directors during fiscal 2007, the grant date fair value of each of those awards and the number of stock awards and option awards outstanding as of the end of fiscal 2007:

Name	Stock Awards Granted During Fiscal 2007 (#)	Option Awards Granted During Fiscal 2007 (#)	Grant Date Fair Value of Stock and Option Awards Granted During Fiscal 2007(1) ($)	Stock Awards Outstanding at Fiscal Year End (#)	Option Awards Outstanding at Fiscal Year End (#)
Lawrence T. Babbio, Jr.	—	8,021	150,014	—	103,879
Sari M. Baldauf	3,628	—	150,018	3,628	17,332
Richard A. Hackborn	3,628	—	150,018	3,628	40,000
John H. Hammergren	—	10,694	200,006	—	28,026
Joel Z. Hyatt(2)	3,650	—	166,696	3,650	—
John R. Joyce(3)	2,738	—	125,044	2,738	—
Robert L. Ryan	3,628	—	150,018	3,628	—
Lucille S. Salhany	3,628	—	150,018	3,628	94,655
G. Kennedy Thompson(4)	6,009	—	250,025	6,009	—

(1)
Represents the fair value of stock options and stock awards granted in fiscal 2007, calculated in accordance with SFAS 123R. For stock awards, that number is calculated by multiplying the fair market value of HP's common stock on the date of grant by the number of shares awarded. For option awards, that number is calculated by multiplying the Black-Scholes value determined as of the date of grant by the number of options awarded.

(2)
Mr. Hyatt was elected to the Board effective May 17, 2007. Mr. Hyatt received a prorated annual retainer of $166,667 that he elected to receive in the form of 3,650 shares of restricted stock for service from May 2007 through February 2008.

(3)
Mr. Joyce was elected to the Board effective May 17, 2007. Mr. Joyce received a prorated retainer of $166,667 for service from May 2007 through February 2008, $125,000 of which he elected to receive in the form of 2,738 shares of restricted stock.

(4)
Mr. Thompson was elected to the Board effective November 16, 2006. Mr. Thompson received a prorated retainer of $50,000 that he elected to receive in the form of 1,172 shares of restricted stock for service from November 2006 through February 2007 in addition to an annual retainer that he elected to receive in the form of 4,837 shares of restricted stock for service from March 2007 through February 2008.

Non-Employee Director Stock Ownership Guidelines

        Under HP's stock ownership guidelines, non-employee directors are required to accumulate over time shares of HP common stock equal in value to at least three times the value of the regular annual cash and equity retainers. Shares counted toward these guidelines include:

  •
  any shares held by the director directly or through a broker, including shares received under restricted stock grants;

  •
  restricted stock; and

  •
  vested but unexercised stock options (50% of the in-the-money value of such options is used for the calculation).

        All non-employee directors with more than two years of service have met HP's stock ownership guidelines. See "Common Stock Ownership of Certain Beneficial Owners and Management" on page 26.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        There are ten nominees for election to our Board this year. All of the nominees except Joel G. Hyatt and John R. Joyce have served as directors since the last annual meeting. Messrs. Hyatt and Joyce were elected by the Board to serve as directors effective May 17, 2007. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors.

        Each director nominee who receives more "FOR" votes than "AGAINST" votes representing shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

        If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the ten persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

        You may cumulate your votes in favor of one or more directors. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the ten persons who will be voted upon at the annual meeting. See "Questions and Answers—Voting Information—Is cumulative voting permitted for the election of directors?" for further information about how to cumulate your votes. Mark V. Hurd and Michael J. Holston, as proxy holders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a stockholder's votes will not be cast for a nominee as to whom such stockholder instructs that such votes be cast "AGAINST" or "ABSTAIN."

        All of the nominees have indicated to HP that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, Mr. Hurd and Mr. Holston, will vote for a nominee or nominees designated by the Board.

        If an incumbent director nominee receives a greater number of votes against his or her election than votes for such election, he or she is required to tender his or her resignation for consideration by the Nominating and Governance Committee in accordance with Section V of HP's Corporate Governance Guidelines and as described on page 18.

Our Board recommends a vote FOR the election to the Board of the each of the following nominees.

Lawrence T. Babbio, Jr. Director since 2002 Age 63	Mr. Babbio has served as a Senior Advisor to Warburg Pincus, a private equity firm, since June 2007. Previously, Mr. Babbio served as Vice Chairman and President of Verizon Communications, Inc. (formerly Bell Atlantic Corporation), a telecommunications company, from 2000 until his retirement in April 2007. He was a director of Compaq Computer Corporation from 1995 until HP's acquisition of Compaq in May 2002.

Sari M. Baldauf Director since 2006 Age 52
Ms. Baldauf served as Executive Vice President and General Manager of the Networks business group of Nokia Corporation, a communications company, from July 1998 until February 2005. She previously held various positions at Nokia since 1983. Ms. Baldauf also serves as a director of SanomaWSOY, F-Secure Corporation, YIT Corporation, and CapMan Plc and as the non-executive chairman of the Savonlinna Opera Festival and as a member of the Global Board of the International Youth Foundation.
Richard A. Hackborn Director since 1992 Age 70
Mr. Hackborn has served as HP's Lead Independent Director since September 2006. Previously, Mr. Hackborn served as HP's Chairman from January 2000 to September 2000. He was HP's Executive Vice President, Computer Products Organization from 1990 until his retirement in 1993 after a 33-year career with HP.
John H. Hammergren Director since 2005 Age 48
Mr. Hammergren has served as Chairman of McKesson Corporation, a healthcare services and information technology company, since July 2002 and as President and Chief Executive Officer of McKesson since April 2001. Mr. Hammergren also is a director of Nadro, S.A. de C.V. (Mexico) and Verispan LLC.
Mark V. Hurd Director since 2005 Age 51
Mr. Hurd has served as Chairman of HP since September 2006 and as Chief Executive Officer, President and a member of the Board since April 2005. Prior to that, he served as Chief Executive Officer of NCR Corporation, a technology company, from March 2003 to March 2005 and as President from July 2001 to March 2005. From September 2002 to March 2003, Mr. Hurd was the Chief Operating Officer of NCR, and from July 2000 until March 2003 he was Chief Operating Officer of NCR's Teradata data-warehousing division.
Joel Z. Hyatt Director since 2007 Age 57
Mr. Hyatt has served as the Chief Executive Officer of Current Media, LLC, a cable and satellite television company, since September 2002. From September 1998 to June 2003, Mr. Hyatt was a Lecturer in Entrepreneurship at the Stanford University Graduate School of Business. Previously, Mr. Hyatt was the founder and Chief Executive Officer of Hyatt Legal Plans, Inc., a provider of employer-sponsored group legal plans.
John R. Joyce Director since 2007 Age 54
Mr. Joyce has served as a Managing Director at Silver Lake, a private equity firm, since July 2005. Prior to joining Silver Lake, Mr. Joyce spent 30 years with IBM, a global technology firm, serving most recently as Senior Vice President and Group Executive of the IBM Global Services division from May 2004 until July 2005 and Chief Financial Officer of IBM from 1999 until May 2004. Prior to that, Mr. Joyce served in a variety of roles, including President, IBM Asia Pacific, and Vice President and Controller for IBM's global operations. Mr. Joyce is a member of the Bertelsmann AG Supervisory Board and a director of Gartner, Inc., Avago Technologies Limited and Serena Software, Inc.

Robert L. Ryan Director since 2004 Age 64
Mr. Ryan served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from 1993 until his retirement in May 2005. He also is a director of UnitedHealth Group Incorporated, General Mills, Inc., The Black and Decker Corporation and Citigroup, Inc.
Lucille S. Salhany Director since 2002 Age 61
Ms. Salhany has served as President and Chief Executive Officer of JHMedia, a consulting company, since 1997. Since 2003, she has been a partner and director of Echo Bridge Entertainment, an independent film distribution company. From 1999 to March 2002, she was President and Chief Executive Officer of LifeFX Networks, Inc., which filed for federal bankruptcy protection in May 2002. From 1994 to 1997, Ms. Salhany was the Chief Executive Officer and President of UPN (United Paramount Network), a broadcasting company. From 1993 to 1994, she was Chairman of Fox Broadcasting Company, a national television network, and from 1991 to 1993 she was Chairman of Twentieth Television, a division of Fox Broadcasting Company. Ms. Salhany was a director of Compaq from 1997 until HP's acquisition of Compaq in May 2002. She also is a director of Ion Media Networks, Inc.
G. Kennedy Thompson Director since 2006 Age 57
Mr. Thompson has served as Chairman of Wachovia Corporation, a financial services company, since February 2003 and as a director since 1999. He has also served as Chief Executive Officer of Wachovia since 2000 and as President since 1999. Mr. Thompson also is a director of Wachovia Preferred Funding Corp.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit HP's consolidated financial statements for the fiscal year ending October 31, 2008. During fiscal 2007, Ernst & Young LLP served as HP's independent registered public accounting firm and also provided certain tax and other audit-related services. See "Principal Accountant Fees and Services" on page 59. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

        Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2008 fiscal year. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2008 fiscal year requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the meeting.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 31, 2007, concerning beneficial ownership by:

  •
  holders of more than 5% of HP's common stock,

  •
  HP directors and nominees and each of the named executive officers set forth in the Fiscal 2007 Summary Compensation Table on page 42, and

  •
  current directors and HP executive officers as a group.

        The information provided in the table is based on HP's records, information filed with the SEC and information provided to HP, except where otherwise noted.

        The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of February 29, 2008 (60 days after December 31, 2007) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Amount of Beneficial Ownership		Nature of Beneficial Ownership(1)	Percent of Class
Beneficial Owners of More than 5%:
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	143,849,636	(2)		5.60%
Current Directors and Nominees:
Lawrence T. Babbio, Jr.	34,997		Direct
	95,858		Vested Options

	130,855			*
Sari M. Baldauf	3,633		Direct
	17,332		Vested Options

	20,965			*
Richard A. Hackborn	48,490		Direct
	40,000		Vested Options

	88,490			*
John H. Hammergren	1,708		Direct
	2,600		Indirect(3)
	17,332		Vested Options

	21,640			*
Joel Z. Hyatt	3,650		Direct
	200		Indirect(4)

	3,850			*

John R. Joyce	2,738	Direct

	2,738		*
Robert L. Ryan	4,974	Direct

	4,974		*
Lucille S. Salhany	32,205	Direct
	77,310	Vested Options

	109,515		*
G. Kennedy Thompson	6,395	Direct

	6,395		*
Current Director, Nominee and Named Executive Officer:
Mark V. Hurd	549,572	Direct
	575,000	Vested Options

	1,124,572		*
Current Named Executive Officers:
Vyomesh I. Joshi	97,272	Direct
	170,008	Indirect(5)
	1,323,358	Vested Options

	1,590,638		*
Catherine A. Lesjak	59,928	Direct
	306	Indirect(6)
	141,058	Vested Options

	201,292		*
Ann M. Livermore	98,366	Direct
	3,851	Indirect(7)
	2,480,532	Vested Options

	2,582,749		*
Shane V. Robison	102,576	Direct
	40,968	Indirect(8)
	428,750	Vested Options

	572,294		*
All current directors and executive officers as a group (21 persons)	8,267,991	(9)(10)	*
Former Director and Named Executive Officer:
Robert P. Wayman(11)	157,512	Direct
	119,450	Indirect(12)
	958,576	Vested Options

	1,235,538		*

*
Represents holdings of less than one percent.

(1)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, "Vested Options" are options that may be exercised as of February 29, 2008 (60 days after December 31, 2007).

(2)
The information provided with respect to the holdings of FMR Corp. is based on a Schedule 13G filed with the SEC on February 14, 2007 by FMR Corp. 122,124,672 shares are beneficially owned by Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR Corp. ("Fidelity"), as a result of acting as investment adviser to various registered investment companies (the "Funds"), of which Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 122,124,672 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders of FMR Corp. have entered into a shareholders' voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. 232,500 shares are beneficially owned by Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., as a result of serving as investment manager of institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over the 232,500 shares and sole power to vote or to direct the voting of the 232,500 shares owned by the institutional accounts. 85,803 are shares beneficially owned by Strategic Advisers, Inc., an investment adviser and a wholly-owned subsidiary of FMR Corp., as a result of its providing investment advisory services to individuals. 4,997,403 shares are beneficially owned by Pyramis Global Advisors, LLC ("PGALLC"), a registered investment adviser and an indirect wholly-owned subsidiary of FMR Corp., as a result of its serving as investment adviser of institutional accounts, non-U.S. mutual funds or registered investment companies owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of PGALLC, each has sole dispositive power over 4,997,403 shares and sole power to vote or to direct the voting of 4,997,403 shares owned by the institutional accounts or funds advised by PGALLC. 6,274,518 shares are beneficially owned by Pyramis Global Advisors Trust Company ("PGATC"), a bank and an indirect wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of PGATC, each has sole dispositive power over 6,274,518 shares and sole power to vote or to direct the voting of 6,203,118 shares owned by the institutional accounts managed by PGATC. 10,134,740 shares are beneficially owned by Fidelity International Limited ("FIL"), a qualified institution, and various foreign-based subsidiaries, as a result of their providing investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Partnerships controlled by members of the family of Edward C. Johnson 3d and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to vote approximately 47% of the total votes of the outstanding FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities with their Boards of Directors general composed of different individuals. FIL has sole dispositive power over 10,134,740 shares, sole power to vote or direct the voting of 9,053,935 shares and no power to vote or direct the voting of 1,080,805 shares. The address for FMR Corp., Fidelity, Fidelity Management Trust Company and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, Massachusetts 02109, the address for PGALLC and PGATC is 53 State Street, Boston, Massachusetts 02109, and the address for FIL is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda. The Schedule 13G filed by FMR Corp. contained information as of February 14, 2007 and may not reflect current holdings of HP's common stock.

(3)
2,600 shares are held by the Hammergren Family Trust.

(4)
200 shares are held by Mr. Hyatt in a living trust.

(5)
170,008 shares are held by Mr. Joshi in a living trust.

(6)
306 shares are held by Ms. Lesjak's husband.

(7)
3,851 shares are held by Ms. Livermore in the HP 401(k) Plan.

(8)
40,968 shares are held by Mr. Robison in a living trust.

(9)
Includes an aggregate of 6,275,075 shares that the current directors and executive officers have the right to acquire as of February 29, 2008.

(10)
Includes an aggregate of 6,513,782 shares held by current directors and executive officers in fiduciary or beneficial capacities.

(11)
Mr. Wayman retired as Executive Vice President and Chief Financial Officer on December 31, 2006. He also did not stand for election at HP's 2007 annual meeting of stockholders, so his service as a member of the Board of Directors ended on March 14, 2007.

(12)
20,938 shares are held by Mr. Wayman in the HP 401(k) Plan, 95,142 shares are held by the Wayman Family Trust and 3,370 shares are held for the benefit of Mr. Wayman's son.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of HP common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal 2007, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exceptions noted herein. One late Form 4 was filed by Brian Humphries on November 17, 2006 to report an employee service award received on November 9, 2006. One late Form 4 was filed by John N. McMullen on May 18, 2007 to report the release of shares of restricted stock on April 18, 2007. In making these statements, HP has relied upon an examination of the copies of Forms 3, 4, and 5, and amendments thereto, and the written representations of its directors, executive officers and 10% stockholders.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transaction Policies and Procedures

        HP has adopted a written policy for approval of transactions between HP and its directors, director nominees, executive officers, beneficial owners of more than 5% of HP's common stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

        The policy provides that the Nominating and Governance Committee reviews certain transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the Nominating and Governance Committee determines whether the transaction is in the best interests of HP. In making that determination, the Nominating and Governance Committee takes into account, among other factors it deems appropriate:

  •
  The extent of the related person's interest in the transaction;

  •
  Whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;

  •
  The benefits to HP;

  •
  The impact or potential impact on a director's independence in the event the related party is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer;

  •
  The availability of other sources for comparable products or services; and

  •
  The terms of the transaction.

        The Nominating and Governance Committee has delegated authority to the chair of the Nominating and Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full Nominating and Governance Committee for its review in connection with each of the committee's regularly scheduled meetings.

        The Nominating and Governance Committee has adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

  1.
  Compensation of executive officers that is excluded from reporting under SEC rules where HP's HR and Compensation Committee approved (or recommended that the Board approve) such compensation;

  2.
  Director compensation;

  3.
  Transactions valued at less than $1 million or 2% of the of the other company's consolidated gross revenues, where the related person has an interest only as an employee (other than executive officer), director or beneficial holder of less than 10% of the other company's shares;

  4.
  Charitable contributions of less than $1 million or 2% of the of the charity's annual receipts, where the related person has an interest only as an employee (other than executive officer) or director; and

  5.
  Transactions where all stockholders receive proportional benefits.

        A summary of new transactions covered by the standing pre-approvals described in paragraphs 3 and 4 above is provided to the Nominating and Governance Committee for its review in connection with each of the committee's regularly scheduled meetings.

Fiscal 2007 Related Person Transactions

        Since the beginning of fiscal year 2007, there have been no transactions in excess of $120,000 between HP and a related person in which the related person had a direct or indirect material interest.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Total Rewards Program

        Compensation and benefits for all employees at all levels of HP, including for the Named Executive Officers ("NEOs"), are determined in the context of HP's Total Rewards Program. Overall, the Total Rewards Program aims to foster a high performance culture at all levels and to provide an opportunity for employees to earn significant rewards if stockholders have been rewarded through strong financial performance by HP.

        While there is a different emphasis on certain elements of the Total Rewards Program based on an employee's position and ability to impact HP results, Total Rewards at all levels of HP are intended to motivate and encourage employees to drive performance and achieve superior results for stockholders.

Executive Officer Compensation within Total Rewards

        The Total Rewards Program includes base pay, annual variable pay, long-term incentive pay, benefits and perquisites. Within the Total Rewards Program, the percentage of variable pay, or at-risk pay, increases with job responsibility. At the NEO level, there is the greatest emphasis on linking pay to performance so as to align the interests of the NEOs directly with those of stockholders. Accordingly, Total Rewards are structured so that 70 to 90% of NEO compensation is variable and "at risk" depending upon HP's financial results, with the remaining 10 to 30% comprising base pay and benefits. This percentage of pay at risk is consistent with that of HP's peer companies and is appropriate for application to the NEOs.

        Within the portion of pay representing variable pay, approximately 20 to 25% is tied to achievement of annual incentive goals, and 75 to 80% is tied to achievement of financial goals over a longer period of time. This mix of long- and short-term incentives provides sufficient rewards in the short-term to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term corporate goals that drive increasing stockholder value. It is also consistent with the practice of HP's peer companies.

        Under this pay structure, when business segment or company results do not meet expectations, HP's NEOs may receive compensation that is below HP's peer companies. Similarly, when superior results are achieved, the NEOs may receive significant above-market rewards.

Oversight and Authority over Executive Compensation

Operation of the HR and Compensation Committee; Role of Its Advisers

        The HR and Compensation Committee of the Board of Directors (the "Committee") oversees and provides strategic direction to management regarding HP's Total Rewards Program generally. It also determines CEO compensation and reviews and approves the compensation of the other Section 16 officers. Each Committee member is an independent non-employee director with significant experience in managing employee-related issues and making executive compensation decisions. The Committee employs its own independent compensation consultant, Frederic W. Cook & Co., Inc. ("Cook"), as well as its own independent counsel, Sonnenschein Nath & Rosenthal LLP.

        Cook provides analyses and recommendations that inform the Committee's decisions, but it does not decide or approve any compensation actions. During fiscal 2007, Cook advised the Committee Chair on setting agenda items for Committee meetings; developed criteria used to identify peer companies for executive compensation and performance comparisons; evaluated market data compiled by management's consultants; worked with management's consultants on design changes to the short- and long-term incentive compensation plans for future years; and reviewed various proposals presented to the Committee by management and management's consultants. The Committee's independent counsel advises on legal matters that come before the Committee, including reviewing employment contracts, proxy statements and Committee resolutions. Neither Cook nor the independent counsel performs other services for HP, and neither will do so without the prior consent of the Chair of the Committee.

        The Committee met seven times in fiscal 2007, including four times in executive session. The Committee's independent advisors participated in all of the Committee's meetings, and in the executive sessions and the preparatory meetings, as requested by the Committee chairman. HP's CEO attended most of the Committee's meetings but none of its executive sessions.

Role of Management and the Chief Executive Officer in Setting Executive Compensation

        On an annual basis, management considers market competitiveness, business results, experience and individual performance in evaluating NEO compensation. The Executive Vice President, Human Resources and other members of HP's Human Resources Department, together with members of the Finance and Legal Departments, work with the CEO to design and develop compensation programs, to recommend changes to existing plans and programs applicable to NEOs and other senior executives, to recommend financial and other targets to be achieved under those programs, to prepare analyses of financial data, peer comparisons and other briefing materials to assist the Committee in making its decisions, and ultimately, to implement the decisions of the Committee.

        The Executive Vice President, Human Resources has engaged Mercer as management's compensation consultant. Mercer provides analyses and recommendations that inform management's recommendations and the Committee's decisions. During fiscal 2007, Mercer gathered market and performance data on our peer companies and worked with management on design changes to the long-term incentive compensation plan.

        The CEO is actively engaged in setting compensation for other executives through a variety of means, including recommending for Committee approval the financial performance goals for his executive team. He works closely with other members of executive management in analyzing relevant market data to determine base salary and annual target bonus opportunities for senior management and to develop targets for the short- and long-term incentive plans. Targets are set to drive both annual performance and long-term value creation for stockholders. The CEO is subject to the same financial performance goals as the other NEOs, all of which are approved by the Committee.

Use of Benchmarking Data

        During each fiscal year, management presents the Committee with an analysis of the compensation of Section 16 officers compared to that of HP's peer companies. This analysis is then discussed and reviewed by the Committee with its independent advisors. The comparative data is useful in setting and adjusting executive compensation. In general, the aim is to set target compensation levels between market median and the 75th percentile, with an opportunity to earn above-market rewards when stockholders have achieved above-market returns. In some cases, the Committee has determined that setting and paying target compensation above this range is justified due to a number of factors, including the relative size and complexity of HP and its business segments and the unique circumstances associated with any individual candidate.

        The companies used for the compensation peer group analysis are within the S&P 500 in the Information Technology, Industrial, Telecom or Consumer Staples sectors; have market capitalizations greater than $45 billion and revenue in excess of $10 billion; and participate in the Towers Perrin executive compensation database. The peer group, approved by the Committee and identified below, remains unchanged from last year. It includes both technology companies against which HP competes directly or indirectly in the market, as well as large industrial companies that are similar to HP in terms of market capitalization, complexity of business model, breadth of product offering and/or global presence.

Company Name	Revenue (in billions)*
Altria	$67.05
Apple	24.01
AT&T	63.06
Boeing	61.53
Cisco	34.92
Dell	57.42
General Electric	160.85
IBM	91.42
Intel	35.38
Microsoft	51.12
Motorola	42.88
Oracle	18.00
Pepsico	35.14
Procter & Gamble	76.48
Sprint	41.03
Texas Instruments	14.26
United Technologies	47.83
UPS	47.55
Verizon	88.14
Hewlett-Packard Company	104.29

*
Represents fiscal 2006 reported revenue, except fiscal 2007 reported revenue is provided for Apple, Cisco, Dell, Microsoft, Oracle, Procter & Gamble and HP.

Analysis of Executive Compensation

        A broad range of facts and circumstances is considered in setting executive compensation. Among the factors considered for HP's executives generally, and for the NEOs in particular, are market competitiveness, company results, internal equity, past practice, experience and individual performance. The weight given each factor may differ from year to year, and may differ among individual NEOs in any given year. For example, when HP recruits externally, market competitiveness, experience, as well as the circumstances unique to a particular candidate may weigh more heavily in the compensation analysis. In contrast, when determining year-over-year compensation for current NEOs, peer company metrics, business results and internal equity generally factor more heavily into the analysis.

        Business results from the most recently completed fiscal year factor heavily in setting executive compensation. These results are reviewed and discussed by the Committee and its independent advisors. The financial results against the targets approved by the Committee under HP's incentive compensation plans generally determine payouts under those plans for the fiscal year just ended. In addition, these results typically form the basis for setting performance targets for the next fiscal year. Based on the financial results presented by management, the Committee reviews the individual performance of the NEOs (other than the CEO) as reported by the CEO and approves their compensation for the current fiscal year.

        In evaluating the performance of the CEO and setting his compensation, the Committee takes into account corporate financial performance, as well as performance on a range of non-financial factors, including accomplishment of strategic goals, workforce development and succession planning, and the working relationship with the Board. Overall, the Committee and the Board believe that HP, under the CEO's leadership in fiscal 2007, achieved superior financial results, as well as significant achievement on a broad range of non-financial goals, including strategic acquisitions, talent management and succession planning.

        We generally do not consider the effect of past changes in stock price, or expected payouts or earnings under other plans, in setting future awards of NEO compensation. In addition, incentive compensation decisions are made without regard to length of service or prior awards. For example, NEOs with longer service at HP or who may be eligible for retirement do not receive greater or lesser awards, or larger or smaller target amounts, in a given year, than NEOs with shorter service.

Analysis of Elements of Executive Compensation

        Under HP's Total Rewards Programs, executive compensation consists of the following elements: base pay, annual incentive pay, long-term incentive pay, benefits and perquisites.

Base Pay

        Consistent with HP's philosophy of tying pay to performance, HP executives receive a relatively small percentage of their overall targeted compensation in the form of base pay. The NEOs are paid an amount in the form of base pay consistent with the peer group, and sufficient to attract competent executive talent and maintain a stable management team.

        The aim is to have our executives' base salaries comprise a percentage of overall compensation consistent with the market median, which is currently 10 to 20% of their overall compensation. In fiscal 2007, HP provided a base pay increase to some but not all of its employees; likewise, some but not all of the NEOs received base pay increases in fiscal 2007. The amount of the increases, if any, varied primarily based on market competitiveness. Other than as noted, base pay increases were effective February 1, 2007.

        For fiscal 2007, the Committee set base pay for HP's CEO at $1,450,000, representing a 3.5 percent increase over fiscal 2006. The Committee determined to provide this amount of increase primarily to keep Mr. Hurd's base pay near the market median for CEO compensation at our peer companies.

        Mr. Joshi and Ms. Livermore each received a 2.5 percent increase in base pay over fiscal 2006. Although their base pay is in the top quartile of base pay for executives with similar titles at peer companies, this level of base pay recognizes that Mr. Joshi and Ms. Livermore each manage a business segment of a size and complexity that exceeds the total revenue of many of our peer companies. Mr. Robison's base pay remained unchanged for fiscal 2007 in keeping with market median data.

        Upon appointment of Ms. Lesjak to CFO as of January 1, 2007, she received an increase in base pay of approximately 45%. This increase took into account market competitiveness for CFOs and Ms. Lesjak's prior experience.

Annual Incentive Pay

        The NEOs receive annual incentive pay under the HP Pay-for-Results Plan ("PfR"). Annual incentive pay is awarded based on achievement against the key financial metrics of revenue and net profit, each of which is equally weighted under the plan. These metrics address both "top line" (revenue) and "bottom line" (net profit) corporate financial goals. If the annual financial objectives are not met, no amounts are paid; if targets are exceeded, payouts may be significant, but will not exceed 250% of target.

        At the beginning of each fiscal year, PfR revenue and net profit targets are set at each of HP's business units. For participants in these business segments, including Ms. Livermore and Mr. Joshi, payouts are determined based 50% on the performance of their respective business units and 50% on overall corporate performance. For the CEO and PfR participants in corporate functions, including Ms. Lesjak and Mr. Robison, payouts are made based 100% on HP's overall performance. HP's overall performance is determined by aggregating results from all of the business units.

        The targeted short-term bonus percentages for the NEOs in fiscal 2007 were 200% of base pay for Mr. Hurd and 125% of base pay for the remaining NEOs. These target percentages were unchanged from fiscal 2006, except that Ms. Lesjak's target bonus percentage was increased to 125% effective February 1, 2007 in connection with her appointment as CFO. These target bonus percentages are generally consistent with those set by our peer companies for annual incentive bonus plans.

        The fiscal 2007 targets recommended by management and set by the Committee were based on the financial performance achieved in the prior year. Payout at threshold for fiscal 2007 required achievement above the levels achieved in fiscal 2006. As fiscal 2006 had been a year of significant financial achievement by HP, the fiscal 2007 targets—requiring performance above fiscal 2006 levels—required sustained and superior performance in each business segment and across the company. The company's fiscal 2007 achievement against the fiscal 2007 metrics was above target at all business segments and company-wide, including achievement of record revenue for the period. This level of achievement resulted in the payouts to the NEOs identified in the Fiscal 2007 Summary Compensation Table. That targets are set aggressively and require achievement of significant financial performance is demonstrated by the fact that over the past five years, payouts under this PfR Plan in some years have been minimal, including no payout for some of HP's then-NEOs.

        In addition to the Committee's approval and certification of annual performance against metrics under PfR for fiscal 2007 at its November 15, 2007 meeting, the Board of Directors approved grants of unrestricted shares of HP common stock to certain NEOs and other senior executives as a reward for the achievement of superior financial performance for the period, which the Board believed was not fully recognized in the payouts under PfR. Specifically, on November 15, 2007, the Board approved grants to Mr. Hurd, Ms. Livermore and Mr. Robison of 100,000 shares, 20,000 shares and 15,000 shares, respectively.

Long-Term Incentive Pay

        In general, we aim to set a total long-term incentive compensation amount for our senior executives at a level that is between the 50th and 75th percentile of the long-term incentives paid by our peer companies. In the case of the NEOs who head significant business units, long-term incentive amounts are set in excess of the 75th percentile because it has been determined that it is appropriate in terms of the size and complexity of the functional role, as compared to similarly-titled positions at peer companies.

        For fiscal 2007, a total long-term incentive amount was determined for each NEO. That amount was then divided so that approximately 30% to 40% of that value was awarded under each of three programs: (1) the HP Long-Term Performance Cash Program, (2) grants of stock options, and (3) grants of restricted stock.

        For fiscal 2008, we will deliver long-term incentive compensation primarily in the form of a single vehicle, the new Performance-based Restricted Unit Program, described more fully below under "Long-Term Incentive Pay for Fiscal 2008."

  Long Term Performance Cash Program

        The portion of an NEO's long-term incentive compensation to be delivered in cash is payable under the HP Long-Term Performance Cash Program. The LTPC Program, established in 2003, was designed to focus senior executives on certain long-term performance criteria. The LTPC Program provides rewards for meeting or exceeding performance targets over a three-year period. Payout under the LTPC Program is contingent upon achieving both (a) annual goals for cash flow from operations as a percentage of revenue, and (b) Total Shareholder Return ("TSR") relative to the S&P 500 over the three-year period.

        The TSR modifier is designed to ensure that there are no or limited payouts under the program if stockholders have not benefited during the period relative to overall S&P 500 performance. Conversely, where there has been significant return to stockholders and the cash flow performance goals have been met or exceeded, LTPC participants may receive payouts substantially above the market median of peer companies.

        Under the LTPC Program, cash flow milestones are set at the beginning of each performance period, and performance is reviewed at the end of that period. If HP achieves a threshold level of performance for the cash flow metric, a percentage is applied to each participant's targeted cash amount for the period, and this amount is credited on the participant's behalf. The percentage to be applied to each participant's targeted cash amount ranges from zero to 150%, based upon the extent to which performance goals are achieved. If HP does not achieve a threshold level of cash flow performance for the period, the amount credited is zero. Interest at the applicable federal rate is applied to any credited amounts.

        At the end of the three-year program period, the total credited amounts, if any, are adjusted by applying a modifier based on HP's TSR (including reinvestment of dividends) relative to the S&P 500 for the three-year period. To achieve a modifier above 100% for the three-year program periods ending during and after fiscal 2006, HP's TSR must exceed the median for the S&P 500, and to achieve the maximum payout, HP's TSR must approximate the 75th percentile for S&P 500 companies. The maximum modifier was 200% for the performance periods ending April 30, 2007 and April 30, 2008, and the maximum modifier will be 150% for the performance periods that end October 31, 2008 and October 31, 2009.

        Because LTPC grants were made in each year and are subject to a three-year performance cycle, multiple program cycles are outstanding simultaneously. Payouts in any one particular year may not be consistent with performance achieved during the most recent fiscal year because payment is due to performance over the three-year period.

        For the three-year performance period ending April 2007, the cash flow metric was not achieved during the first 12-month period, was achieved above target for the May 2005 through October 2005 and November 2005 through October 2006 periods, and was achieved slightly below target for the November 2006 through April 2007 period. HP's performance against the S&P 500 over the entire three-year performance period May 1, 2004 through April 30, 2007 was at the 83rd percentile. The combination of these factors resulted in the payouts during fiscal 2007 reported in the Fiscal 2007 Summary Compensation Table and described in more detail in footnote (4) to that table.

        The annual cash-flow targets recommended by management and set by the Committee under the LTPC Program were based on the financial performance achieved in the prior year. Payout at threshold for the most recent period required achievement above the levels achieved in the prior period. That targets are set aggressively and require achievement of significant financial performance is demonstrated by the fact that targets have not been met in several of the periods since the LTPC Program was first established in 2003.

        No new three-year awards were made under the LTPC Program after fiscal 2007, as future long-term incentive awards will be granted primarily under the new long-term incentive program described below. However, existing LTPC awards will continue to vest over the remaining three-year performance periods for grants awarded for the May 1, 2005 through April 30, 2008, November 1, 2005 through October 31, 2008, and November 1, 2006 through October 31, 2009 periods.

  Grants of Stock Options and Restricted Stock

        Through fiscal 2007, awards of both stock options and restricted stock were an important component of NEO long-term incentive pay awarded as part of the annual performance cycle. As described above, a portion of an executive's target long-term incentive amount was delivered under the HP Long-Term Performance Cash Program, with the remaining value allocated between grants of stock options and restricted stock.

        Grants of nonqualified stock options to the NEOs during fiscal 2007 were made under the HP 2004 Stock Incentive Plan. These grants allow the executive to acquire shares of HP's common stock at a fixed price, subject to the completion of a four-year vesting period (25% vesting each year). Option grants have an eight-year term and are made at fair market value on the grant date, and, as such, will only deliver a financial value if HP's stock price appreciates between the date of grant and the expiration date of the option.

        The NEOs also were awarded grants of restricted stock during fiscal 2007 under the HP 2004 Stock Incentive Plan. These awards have restrictions that lapse as to one-third of the number of shares on each anniversary of the date of grant.

        In addition to making grants of restricted stock during the annual review cycle as part of long-term incentive compensation, the Committee makes grants of restricted stock at other times, primarily for in-hire and retention purposes. The Committee approved a grant of restricted stock to Ms. Lesjak in July of 2007 primarily for retention purposes. This grant vests 100% on October 31, 2009.

        For information on stock options and restricted stock granted to the NEOs during fiscal 2007, see "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2007."

  Long-Term Incentive Pay for Fiscal 2008

        As announced on September 23, 2007, the Committee approved a new long-term incentive compensation program for HP executives, including the NEOs, beginning in fiscal 2008. This program will replace the combination of cash awards under the LTPC Program, stock options and restricted stock previously awarded to eligible employees as part of the annual performance review cycle. Under the new program, restricted stock units, called "Performance-based Restricted Units" ("PRUs"), will be awarded to eligible employees. This change in the way that long-term incentives are delivered to eligible employees represents a further step being taken to drive a high-performance culture. It is also consistent with the direction being taken by some of the peer companies.

        The new PRU Program will be an improvement over the prior programs in several ways, including that it represents a single, integrated program for the delivery of long-term incentives. In addition, the new program has the potential:

  •
  To continue to provide alignment with stockholder value;

  •
  To emphasize both absolute HP performance and also performance relative to peers;

  •
  To reduce stockholder dilution;

  •
  To have a program with lower fixed costs, with actual costs tied more directly to rewards delivered:

  •
  To achieve the long-term objectives of the prior programs, but in a single, consolidated vehicle; and

  •
  To allow employees to earn significant rewards based on actual performance and increases in the stock price.

        The structure of the new PRU Program will be similar to the LTPC Program, including the three-year performance period and the performance metrics of (a) annual targets based on cash flow from operations as a percentage of revenue, and (b) an overall "modifier" based on TSR relative to the S&P 500 over the three-year performance period. HP believes that the metric of "cash flow from operations as a percentage of revenue" continues to be a key metric that drives improved financial performance within the company, because a company's ability to manage its cash flow is a key driver of creating stockholder value. It is also a complementary metric to the revenue and net profit metrics used under our annual incentive pay plan.

        As under the LTPC Program, the TSR modifier is intended to ensure that there are no or limited payouts under the program if stockholders have not benefited, relative to overall S&P 500 performance, over the three-year performance period. Where the annual cash flow metrics have been met and where there have been significant relative returns to stockholders over the three-year performance period, the structure of the PRU Program may provide substantial rewards to participants with respect to that performance period.

        Under the Program, the number of shares released at the end of the performance period may range from zero to two times the target number, and award values will reflect changes in stock price (both increases and decreases) because awards will be denominated in stock units payable in shares.

        In approving the new PRU Program, the Committee considered a wide range of factors, including possible award values based on achievement at different performance and stock price levels, the accounting treatment of the program and the fact that the costs of the PRU Program will vary more directly with payouts than under the current programs, the more favorable impact on annual share usage and dilution, as well as the potential for deductibility under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). In addition, the program moves away from the payment of cash, which had been a key factor in adoption of the LTPC Program, because dilution and overhang are at more manageable levels than when the LTPC Program was adopted in 2003.

        While grants under the new PRU Program are intended to form the primary basis on which long-term incentives are delivered to the NEOs, grants of stock options, stock appreciation rights, and restricted or unrestricted stock may continue to be awarded by the Committee as it deems necessary or appropriate to provide special reward or retention incentives in individual cases. The Board is considering such a special incentive for the CEO during the first half of fiscal 2008 to address some objectives that it believes are important to HP's stockholders in light of the CEO's demonstrated leadership skills and success since assuming his role with HP. These objectives are long-term employment retention, encouraging the recruitment and development of talented individuals capable of progressing to the CEO position, strong incentive to maintain total stockholder return in the top quartile of other major companies, and the ability to accumulate a substantial ownership position in HP stock over the CEO's career with HP.

Benefits

        HP does not provide its executives or the NEOs with special or supplemental pension or health benefits. HP's NEOs receive health and welfare benefits (including retiree medical benefits, if the eligibility conditions are met) under the same programs and subject to the same eligibility requirements that apply to HP employees generally.

        Likewise, HP's NEOs participate in retirement programs on the same terms and conditions as apply to HP employees generally. Pension accruals ceased for most U.S. employees at the end of 2005 based on objective age-plus-service criteria and for the remaining U.S. employees at the end of 2007. These changes were made to bring HP's overall benefit costs in line with those of its peer companies, and these changes applied equally to the NEOs. As a result, pension accruals ceased for Mr. Hurd and Mr. Robison as of December 31, 2005, and for the remaining NEOs on December 31, 2007, with respect to both the qualified and non-qualified (excess) portions of HP's U.S. defined benefit pension plans. U.S. employees who did not accrue a pension benefit during fiscal 2007, including Messrs. Hurd and Robison, were eligible for a higher matching contribution in the HP 401(k) Plan. This higher 401(k) matching contribution will be available to all covered U.S. employees, including Mr. Joshi, Ms. Livermore and Ms. Lesjak, beginning in 2008.

        The NEOs, along with other HP executives who earn base pay or an annual bonus in excess of certain federal tax law limits, are eligible to participate in the HP Executive Deferred Compensation Plan. This plan is maintained to permit executives to defer certain elements of compensation in order to defer taxation on such amounts. This is a standard benefit arrangement commonly offered at our peer companies. Specifically, the plan permits deferral of base pay in excess of the amount taken into account under the qualified retirement plans and up to 95% of the annual incentive bonus payable under PfR. In addition, HP makes a 6% matching contribution to the plan on behalf of executives who defer base pay contributions to the plan and who no longer earn pension accruals. This permits these executives to receive a 401(k)-type matching contribution on certain amounts in excess of IRS limits, comparable to the matching contribution that is received on base pay up to the applicable IRS limit under the HP 401(k) Plan. Amounts deferred or matched under the HP Executive Deferred Compensation Plan are credited with investment earnings based on investment options selected by the participant from among mutual and proprietary funds available to employees under the HP 401(k) Plan. No amounts earn above-market returns.

Perquisites

        HP's NEOs are eligible to receive reimbursement for financial counseling. This benefit is provided to a number of HP executives, in addition to the NEOs, because it is common among the peer companies and to facilitate their obtaining professional advice on managing the compensation they receive.

        Due to HP's global presence, HP maintains a certain number of corporate aircraft. Personal use of these aircraft by the CEO and his direct reports (members of the Executive Council, or "EC members") is permitted, subject to availability. The CEO may use company aircraft for personal purposes in his own discretion, and EC members may use company aircraft for personal purposes, if available and approved by the CEO. EC members are taxed on the value of this usage according to IRS rules. Under existing policy, the CEO receives tax reimbursement for the first 25 hours of personal usage, which usage may include guests.

        Mr. Hurd also receives personal security while traveling, and, as provided under his employment contract, at his personal residence. These protections are provided due to the range of security issues that may be encountered by the CEO of any large, multinational corporation. It is also consistent with the practice of the peer companies. Since these expenditures may be viewed as having a personal benefit to Mr. Hurd, they are reported under "Other Annual Compensation" in the Fiscal 2007 Summary Compensation Table.

Severance Plan for Executive Officers

        The NEOs and HP's other Section 16 officers are covered by the HP Severance Plan for Executive Officers. Under this plan, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination, are eligible to receive severance benefits in an amount determined by reference to the sum of base pay and the average of the actual bonuses paid under PfR in the preceding three years. In the case of the CEO, the benefit is calculated as two times the sum of base pay plus average annualized bonus paid during the preceding three years; in the case of the other NEOs, the multiplier is 1.5 instead of two. In all cases, this benefit will not exceed 2.99 times the sum of the executive's base pay plus target bonus as in effect immediately prior to the termination of employment.

        Although the majority of compensation for HP executives is performance-based and largely contingent upon achievement of aggressive financial goals, the HP Severance Plan for Executive Officers provides important protection to the Section 16 officers, is consistent with practice of the peer companies, and is appropriate for attraction and retention of executive talent.

        Consistent with the practice of the peer companies, other compensation decisions are not generally based on the existence of this severance protection. We find it more equitable to offer severance benefits based on a standard formula for the Section 16 officers because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term accumulations.

Benefits in the Event of a Change in Control

        Under HP's equity plans, the Board of Directors has the discretion to accelerate vesting of all stock and options upon a change in control, but vesting is not automatic. This feature is consistent with the practice at the peer companies. As a result, the NEOs would become fully vested in their outstanding equity awards upon a change in control only if the Board acts to accelerate vesting for other eligible employees.

        None of the NEOs is covered by other agreements that are expressly tied to a change in control of HP. However, an involuntary termination of employment following a change in control of HP could qualify as an "involuntary termination, not for cause" termination within the meaning of the HP Severance Plan for Executive Officers, triggering the same level of benefits as though the termination occurred absent a change in control.

Stock Ownership Guidelines

        HP's stock ownership guidelines are designed to increase executives' equity stakes in HP and to align executives' interests more closely with those of stockholders. The guidelines provide that, within five years, the CEO should attain an investment position in HP's stock equal to five times his base salary and all other executive officers should attain an investment position equal to three times their base salary. Shares counted toward these guidelines include any shares held by the executive directly or through a broker; shares held through the HP 401(k) Plan; restricted stock; and vested but unexercised stock options (50% of the in-the-money value of such options is used for the calculation). The NEOs are in compliance with these guidelines.

Accounting and Tax Effects

        The impact of accounting treatment is considered in developing and implementing our compensation programs generally, including the accounting treatment as it applies to amounts awarded or paid to our executives. In this regard, the fact that the accounting treatment aligns more closely with the amount of the payouts was among the factors considered in introducing the new PRU Program for long-term incentive awards.

        The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as regulated by Section 162(m) of the Code. Most of HP's compensation programs are designed to qualify for deductibility under Section 162(m), but to preserve flexibility in administering compensation programs, not all amounts paid under all of HP's compensation programs qualify for deductibility.

        Likewise, the impact of Section 409A of the Code is taken into account, and HP's executive plans and programs are, in general, designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance with Section 409A.

Policy on Recovery of Bonus in Event of Financial Restatement

        In 2006, the Board of Directors adopted a policy that permits the Board to recover bonuses from senior executives whose fraud or misconduct resulted in a financial restatement. The policy allows for the recovery of bonuses in the event of a significant restatement of financial results from those senior executives whose fraud or misconduct resulted in the restatement, where the bonuses would have been lower, and to the extent permitted by applicable law.

Equity Granting Process

        Grants of stock options to Section 16 officers, and grants of restricted stock to any employee (or in the case of employees outside the United States, restricted stock units, where appropriate under local law), are approved by the HR and Compensation Committee at a regularly-scheduled meeting, or occasionally by unanimous written consent. If approval is made at a meeting, the grant date of the award is the date of the meeting; if approval is by unanimous written consent, the grant date of the award is the day the last HR and Compensation Committee member signs the consent. The grant price for stock options is the fair market value of HP stock on that date, defined as the closing price of HP stock on the New York Stock Exchange.

        Stock options for employees who are not Section 16 officers (or in the case of employees outside the United States, foreign stock appreciation rights or other comparable vehicle determined appropriate under local law) may be granted by the HP Plan Committee, pursuant to delegation by the HR and Compensation Committee, and subject to certain guidelines and an overall share limitation. The Plan Committee is chaired by HP's Executive Vice President of Human Resources, and its members include HP's General Counsel, Treasurer and Controller. Its members serve at the pleasure of the HR and Compensation Committee. The Plan Committee approves option grants to non-Section 16 employees on a monthly basis by unanimous written consent. The grant price is the fair market value of HP stock on the day that the last Plan Committee member signs the consent.

        HP has no practice of timing option grants or restricted stock awards to coordinate with the release of material non-public information, and HP has not timed the release of material non-public information for the purpose of affecting the value of NEO compensation.

HR and Compensation Committee Report on Executive Compensation

        The HR and Compensation Committee of the Board of Directors of Hewlett-Packard Company has reviewed and discussed with management this Compensation Discussion and Analysis. Based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Hewlett-Packard Company filed for the fiscal year ended October 31, 2007.

HR and Compensation Committee of the Board of Directors

Lawrence T. Babbio, Chair
John H. Hammergren
Joel Z. Hyatt
Lucille S. Salhany

Fiscal 2007 Summary Compensation Table

        The following table sets forth information concerning the compensation of HP's chief executive officer, chief financial officers, and the three other most highly paid executive officers (collectively, the "NEOs") for the fiscal year ended October 31, 2007.

Name and Principal Position	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Mark V. Hurd Chairman of the Board, Chief Executive Officer and President	1,437,500	1,386,000	6,238,795	3,724,919	11,949,789	2,386	515,068	25,254,457
Catherine A. Lesjak Executive Vice President and Chief Financial Officer	521,667	—	545,969	479,528	1,718,950	433,307	42,156	3,741,577
Ann M. Livermore Executive Vice President, Technology Solutions Group	815,000	—	1,706,226	2,858,038	9,633,299	470,053	193,451	15,676,067
Vyomesh I. Joshi Executive Vice President, Imaging and Printing Group	815,000	—	1,839,807	2,780,603	5,935,984	564,884	97,148	12,033,426
Shane V. Robison Executive Vice President and Chief Strategy and Technology Officer	750,000	—	1,575,605	2,243,921	6,560,984	12,052	67,970	11,210,532
Robert P. Wayman Former Executive Vice President and Chief Financial Officer(7)	472,557	—	—	—	6,152,904	2,389,215	81,067	9,095,743

(1)
The amounts shown represent base salary paid during the fiscal year, as described under "Compensation Discussion and Analysis—Analysis of Elements of Executive Compensation—Base Pay." For Mr. Wayman, this includes base salary paid through April 30, 2007, the date of his retirement from HP.

(2)
The amount reported for Mr. Hurd represents the portion of his payout under the LTPC Program for the period that ended April 30, 2007 that was guaranteed under his employment agreement. That agreement provides that the applicable targets for the period from May 1, 2005 through April 30, 2006, the first year of the first full target cycle following his hire date, were deemed to have been met.

(3)
Amounts shown reflect the expense recognized by HP for financial statement reporting purposes in accordance with SFAS 123R and do not reflect whether the NEO has actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to HP's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as filed with the SEC on December 18, 2007. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)
Amounts shown consist of payouts under HP's two incentive compensation programs, the annual Pay-for-Results Plan (amounts earned during the 2007 fiscal year but paid after the end of the fiscal year) and the LTPC Program (amounts earned during the three-year period ending April 30, 2007 and paid shortly thereafter).

  The amounts earned during fiscal 2007 under the Pay-for-Results Plan were as follows: Mr. Hurd, $5,579,600; Ms. Lesjak, $1,243,226; Ms. Livermore, $1,704,575; Mr. Joshi, $1,178,750; Mr. Robison, $1,803,750; and Mr. Wayman, $1,395,670.

  The amounts paid under the LTPC Program for the three-year period ending April 30, 2007 were as follows: Mr. Hurd, $7,756,189; Ms. Lesjak, $475,724; Ms. Livermore, $7,928,724; Mr. Joshi, $4,757,234; Mr. Robison, $4,757,234; and Mr. Wayman, $4,757,234. For Mr. Hurd, the $1,386,000 guaranteed portion of this payment is reported in the "Bonus" column.

(5)
Amounts shown represent the increase in the actuarial present value of NEO pension benefits during fiscal 2007. As described in more detail under "Narrative to the Fiscal 2007 Pension Benefits Table" below, pension accruals ceased for Messrs. Hurd and Robison effective as of December 31, 2005, so the amounts reported for them do not reflect additional accruals but rather reflect the fact that each of them is one year closer to "normal retirement age" as defined under the terms of the HP Pension Plan. The assumptions used in calculating the increase in pension benefits are described in footnote (3) to the table that appears under "Fiscal 2007 Pension Benefits Table" below. No HP plan provides for above-market earnings on deferred compensation amounts, and so the amounts reported here do not reflect any such earnings.

(6)
The amounts shown are detailed in the supplemental "All Other Compensation Table" below.

(7)
Mr. Wayman resigned as HP's Executive Vice President and Chief Financial Officer on December 31, 2006, and retired from HP on April 30, 2007.

All Other Compensation Table

        The following table provides additional information about the amounts that appear in the "All Other Compensation" column in the Fiscal 2007 Summary Compensation Table above:

Name	401(k) Company Match(1) ($)	NQDC Company Match(2) ($)	Financial Counseling ($)	Restricted Stock Dividends ($)	Term Life Insurance(3) ($)	Personal Aircraft Usage(4) ($)	Security Services/ Systems(5) ($)	Relocation Expenses(6) ($)	Miscellaneous(7) ($)	Tax Gross- Up(8) ($)	Total ($)
Mark V. Hurd	13,200	13,200	19,700	138,400	996	52,906	125,825	111,082	4,924	34,835	515,068
Catherine A. Lesjak	8,800	—	20,250	11,600	376	159	—	—	737	234	42,156
Ann M. Livermore	8,800	—	18,000	47,360	793	112,463	—	—	536	5,499	193,451
Vyomesh I. Joshi	8,800	—	18,000	54,800	1,222	4,104	—	—	1,024	9,198	97,148
Shane V. Robison	—	—	—	48,000	1,148	14,337	—	—	2,463	2,022	67,970
Robert P. Wayman	8,800	—	18,000	—	1,761	35,252	—	—	16,680	574	81,067

(1)
Represents matching contributions made under the HP 401(k) Plan. Mr. Hurd and Mr. Robison are eligible for a 6% matching contribution under the HP 401(k) Plan on base pay up to IRS limits because they no longer earn pension accruals under any HP pension plan. The remaining NEOs accrued pension benefits under the HP Retirement Plan and its nonqualified counterpart through fiscal 2007 and therefore were eligible for a 4% matching contribution under the HP 401(k) Plan on base pay up to IRS limits.

(2)
Represents matching contributions under the HP Executive Deferred Compensation Plan. Because Mr. Hurd and Mr. Robison ceased accruing pension benefits in 2005, they were eligible to receive a 6% matching contribution on base pay amounts in excess of the qualified plan limit, up to two times such limit, under the HP Executive Deferred Compensation Plan. The remaining NEOs were not eligible for this matching contribution under the HP Executive Deferred Compensation Plan in fiscal 2007.

(3)
Represents imputed income on the amounts in excess of the first $50,000 of term life insurance coverage provided under HP's Life Insurance Plan, which is available to U.S. employees generally.

(4)
Represents the value of personal usage of HP corporate aircraft. Under HP's policy for the personal use of corporate aircraft, the CEO and his direct reports (the "Executive Council") are eligible to use the aircraft for personal purposes. For purposes of reporting the value of such personal usage in this table, HP uses data provided by an outside firm to calculate the hourly cost of operating each type of aircraft. These costs include the cost of fuel, maintenance, landing and parking fees, crew and catering and supplies. For trips by NEOs that involve mixed personal and business usage, HP includes the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage).

  For income tax purposes, the amounts included in NEO income are calculated based on the standard industry fare level ("SIFL") valuation method. For the CEO, the value of the first 25 hours of personal usage (which usage may include his spouse and other guests) is added to his income and grossed up. Other Executive Council members may use the corporate aircraft for personal purposes, subject to review by and approval of the CEO. The value of such trips is added to the executives' incomes and is not grossed up. The value of spousal travel on business trips is added to income, and this value is grossed up only if the spousal travel is requested by HP.

(5)
Represents home security services for which Mr. Hurd is eligible under the terms of his employment agreement.

(6)
Represents the mortgage subsidy for which Mr. Hurd is eligible under the terms of his employment agreement.

(7)
Represents the value of lodging, travel and meals provided for family members accompanying the NEO on business travel, airline club dues and business-related gifts. In addition, the amounts reported for Ms. Lesjak include the value of an award of 10 shares of HP stock granted to her upon her 20th service anniversary under the HP Stock Service Award Plan, and the amounts reported for Mr. Wayman include the value of gifts presented to him upon his retirement from HP.

(8)
The amounts shown are detailed in the supplemental "Tax Gross-Up Table" below.

Tax Gross-Up Table

        The following table provides additional information about the amounts that appear in the "Tax Gross-Up" column in the All Other Compensation Table above:

Name	Gross-Up of Personal Aircraft Usage(1) ($)	Gross-Up of Relocation Benefits(2) ($)	Other Gross-Up Amounts(3) ($)	Total Gross-Up Amounts ($)
Mark V. Hurd	30,692	858	3,285	34,835
Catherine A. Lesjak	—	—	234	234
Ann M. Livermore	5,141	—	358	5,499
Vyomesh I. Joshi	5,990	—	3,208	9,198
Shane V. Robison	379	—	1,643	2,022
Robert P. Wayman	—	—	574	574

(1)
As described above, under HP policy, the CEO is eligible to receive a tax gross-up for the first 25 hours of personal usage of company aircraft, and other Executive Council members are eligible for a gross-up of taxes associated with personal use of company aircraft only in the case of spousal travel for attendance at HP events to which spouses have been invited.

(2)
Represents amounts reimbursed to Mr. Hurd for taxes associated with storage costs and related moving expenses.

(3)
Represents amounts reimbursed to the NEOs for taxes on meals associated with business travel undertaken by the NEOs in connection with events to which family members were invited.

Narrative to the Fiscal 2007 Summary Compensation Table

        The amounts reported in the Fiscal 2007 Summary Compensation Table include base pay, annual and long-term incentive amounts, benefits and perquisites as described more fully in "Compensation Discussion and Analysis."

        The amounts reported in the column entitled "Non-Equity Incentive Plan Compensation" include amounts earned under both the Pay-for-Results Plan (the "PfR Plan") for fiscal 2007 (and paid in fiscal 2008) and the Long-Term Performance Cash Program (the "LTPC Program") for the three-year period May 1, 2004 through April 30, 2007 (and paid in fiscal 2007). The narrative description of the other information in the Fiscal 2007 Summary Compensation Table is provided in the remaining tables.

Pay-for-Results Plan

        The PfR Plan is HP's annual incentive compensation program that pays out if the performance metrics of revenue and net profit are met during the fiscal year. During its meeting in November 2006, the HR and Compensation Committee (the "Committee") approved target awards (expressed as a percentage of annual base salary) and performance metrics for fiscal 2007. Target awards for the NEOs for fiscal 2007 are displayed below under "Grants of Plan-Based Awards in Fiscal Year 2007." In setting targets for the coming year, the Committee generally looks to the actual performance for the year just ended.

        Following the close of the fiscal year, the Committee assessed and certified HP's performance against the revenue and net profit metrics it approved in November of 2006 and approved awards to the NEOs ranging from 115% to 192.4% of target.

Long-Term Performance Cash Program

        The LTPC Program is HP's long-term incentive compensation program that pays out if certain performance metrics are achieved over a three-year period. The performance metrics are cash flow from operations as a percentage of revenue, as modified by Total Shareholder Return relative to the S&P 500 over the three-year period. As noted above, no further grants will be made under this program after fiscal 2007, as this program has been replaced by the new Performance-based Restricted Unit Program beginning in fiscal 2008.

        For the three-year performance period ending April 2007, the cash flow metric was not achieved during the first six-month period, was achieved above target for the May 2005 through October 2005 and November 2005 through October 2006 performance periods, and was achieved slightly below target for the November 2006 through April 2007 performance period. HP's performance against the S&P 500 over the entire three-year performance period was at the 83rd percentile. The combination of these factors resulted in the fiscal 2007 payouts noted above.

Grants of Plan-Based Awards in Fiscal 2007

        The following table provides information on stock and option awards, and other plan-based awards granted to the NEOs during the fiscal year ended October 31, 2007:

					All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(5) ($)
								Closing Market Price on Grant Date(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mark V. Hurd	11/01/2006 01/18/2007 01/18/2007 01/18/2007	29,000 700,000	2,900,000 4,000,000	8,700,000 9,000,000	160,000	300,000	42.27 42.27	42.34 42.34	6,763,200 3,981,569
Catherine A. Lesjak	11/01/2006 01/18/2007 01/18/2007 01/18/2007 07/19/2007	6,875 175,000	687,500 1,000,000	2,062,500 2,250,000	35,000 20,000	100,000	42.27 42.27 48.40	42.34 42.34 48.40	1,479,450 1,327,190 968,000
Ann M. Livermore	11/01/2006 01/18/2007 01/18/2007 01/18/2007	10,250 315,000	1,025,000 1,800,000	3,075,000 4,050,000	35,000	200,000	42.27 42.27	42.34 42.34	1,479,450 2,654,379
Vyomesh I. Joshi	11/01/2006 01/18/2007 01/18/2007 01/18/2007	10,250 315,000	1,025,000 1,800,000	3,075,000 4,050,000	35,000	200,000	42.27 42.27	42.34 42.34	1,479,450 2,654,379
Shane V. Robison	11/01/2006 01/18/2007 01/18/2007 01/18/2007	9,375 227,500	937,500 1,300,000	2,812,500 2,925,000	30,000	150,000	42.27 42.27	42.34 42.34	1,268,100 1,990,784
Robert P. Wayman	11/01/2006	14,625	1,462,500	4,387,500

(1)
Amounts shown in these columns represent the range of possible cash payouts for grants made as of November 1, 2006 under the HP Pay-for-Results Plan and for the grants made on January 18, 2007 under the HP Long-Term Performance Cash Program.

(2)
The amounts shown represent grants of restricted stock made under the HP 2004 Stock Incentive Plan. The restrictions on those grants lapse as to one-third of the shares on each anniversary of the grant, subject to the NEO's continued employment, except that the restrictions on the July 19, 2007 grant to Ms. Lesjak lapse in their entirety on October 31, 2009.

(3)
The amounts shown represent grants of non-qualified stock options under the HP 2004 Stock Incentive Plan. Each option has an eight-year term and vests 25% per year from the date of grant, subject to the NEO's continued employment.

(4)
The exercise price of options granted under the HP 2004 Stock Incentive Plan prior to April 30, 2007 was determined as the average of the high and low price of HP stock on the date of grant. Effective on and after May 1, 2007, the exercise price was determined as the closing market price on the date of grant.

(5)
Calculated in accordance with SFAS 123R as described in footnote (3) to the Fiscal 2007 Summary Compensation Table.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table provides information on stock and option awards held by the NEOs as of October 31, 2007:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price(2) ($)		Option Expiration Date(3)		Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)
Mark V. Hurd(6)	50,000 300,000 125,000 —	350,000 150,000 375,000 300,000	*	21.73 21.73 31.50 42.27		04/01/2013 04/01/2013 01/23/2014 01/18/2015		393,333	20,327,501
Catherine A. Lesjak	15,358 200 10,000 10,000 10,000 10,000 8,000 22,500 12,500 8,750 —	— — — — — — — 7,500 12,500 26,250 100,000		48.50 59.58 45.65 60.86 30.09 20.70 21.75 22.01 21.77 31.50 42.27	*	02/15/2010 06/05/2010 07/07/2010 07/07/2010 02/26/2011 09/18/2011 01/31/2012 03/18/2012 04/14/2013 01/23/2014 01/18/2015	* * * * * *	60,000	3,100,800
Ann M. Livermore	255,968 17,428 511,936 200 350,000 150,000 400,000 375,000 200,000 85,000 —	— — — — — — — 125,000 200,000 255,000 200,000		35.13 26.35 53.81 59.58 35.13 15.75 21.75 22.02 21.77 31.50 42.27	*	11/18/2009 11/18/2009 04/27/2010 06/05/2010 11/16/2010 04/16/2011 01/31/2012 03/18/2012 04/14/2013 01/23/2014 01/18/2015	* * * * *	75,000	3,876,000
Vyomesh I. Joshi	127,984 5,174 200 100,000 170,000 100,000 125,000 225,000 250,000 85,000 —	— — — — — — — 75,000 250,000 255,000 200,000		35.13 26.35 59.58 58.37 35.13 33.63 15.75 22.02 21.77 31.50 42.27	*	11/18/2009 11/18/2009 06/05/2010 06/19/2010 11/16/2010 01/18/2011 04/16/2011 03/18/2012 04/14/2013 01/23/2014 01/18/2015	* * * * * *	100,000	5,168,000

Shane V. Robison	316,250 — — — —	— 75,000 200,000 225,000 150,000	44.51 22.02 21.77 31.50 42.27		10/25/2010 03/18/2012 04/14/2013 01/23/2014 01/18/2015	*	78,334	4,048,301
Robert P. Wayman(7)	204,774 25,618 127,984 200 350,000 100,000 150,000	— — — — — — —	35.13 26.35 53.81 59.58 35.13 21.77 32.70	*	11/18/2009 11/18/2009 04/27/2010 04/30/2010 04/30/2010 04/30/2010 04/30/2010	* * * *

(1)
Unvested options vest at the rate of 25% per year with full vesting on the fourth anniversary of the date of grant, except that the option noted with an (*) vests 33 1/3% per year with full vesting on the third anniversary of the date of grant. In addition, certain discounted options granted in 1999 and 2000 (identified and described in footnote (2) below) became fully vested three years after their grant dates upon the Committee's determination that certain total shareholder return ("TSR") performance objectives had been met.

(2)
Option exercise prices are generally the fair market value of HP common stock on the date of grant, except that certain options granted in 1999 and 2000 and marked with an (*) were granted at a 25% discount and were subject to certain TSR performance criteria approved by the Committee. All such discounted options vested before January 1, 2005, so no amounts were subject to Section 409A of the Code.

(3)
Options granted by HP since 2003 generally have an eight-year term. The options marked with an (*) have a ten-year term.

(4)
The release dates and release amounts for the unvested shares of restricted stock are as follows:

•
Mr. Hurd: January 18, 2008 (53,333 shares); January 23, 2008 (50,000 shares); April 1, 2008 (133,333 shares); January 18, 2009 (53,333 shares); January 23, 2009 (50,000 shares); and January 18, 2010 (53,334 shares).

•
Ms. Lesjak: December 16, 2007 (5,000 shares); January 18, 2008 (11,666 shares); January 18, 2009 (11,667 shares); January 18, 2010 (11,667 shares); and October 31, 2009 (20,000 shares).

•
Ms. Livermore: January 18, 2008 (11,666 shares); January 23, 2008 (20,000 shares); January 18, 2009 (11,667 shares); January 23, 2009 (20,000 shares); and January 18, 2010 (11,667 shares).

•
Mr. Joshi: December 16, 2007 (25,000 shares); January 18, 2008 (11,666 shares); January 23, 2008 (20,000 shares); January 18, 2009 (11,667 shares); January 23, 2009 (20,000 shares); and January 18, 2010 (11,667 shares).

•
Mr. Robison: December 16, 2007 (15,000 shares); January 18, 2008 (10,000 shares); January 23, 2008 (16,667 shares); January 18, 2009 (10,000 shares); January 23, 2009 (16,667 shares); and January 18, 2010 (10,000 shares).

(5)
Value calculated based on the closing price of HP common stock on October 31, 2007, which was $51.68.

(6)
In connection with his employment agreement, on April 1, 2005, Mr. Hurd was awarded two option grants, each with an eight-year term. One grant was for 700,000 shares that vests 25% per year, and one grant was for 450,000 shares that vests 33.34% per year. Mr. Hurd also received a grant of 400,000 shares of restricted stock as to which the remaining restrictions will lapse on March 31, 2008.

(7)
Mr. Wayman's options became fully vested upon his retirement on April 30, 2007 and will expire upon the earlier of the original expiration date and April 30, 2010 (three years after his retirement date).

Option Exercises and Stock Vested in Fiscal 2007

        The following table provides information about options exercised and stock vested for the NEOs during the fiscal year ended October 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Mark V. Hurd	200,000	4,854,940	183,333	7,434,737
Catherine A. Lesjak	57,755	1,608,722	—	—
Ann M. Livermore	305,968	6,475,908	177,000	7,151,055
Vyomesh I. Joshi	122,994	2,178,649	170,000	6,855,550
Shane V. Robison	300,000	6,970,360	166,666	6,714,805
Robert P. Wayman	1,048,538	23,705,687	—	—

(1)
Represents the amounts realized based on the difference between the market price of HP stock on the date of exercise and the exercise price.

(2)
Represents the amount realized based on the fair market value of HP stock on the vesting date. From November 1, 2006 through April 30, 2007, the fair market value was determined using the average of the high and low price of HP stock on that date. On and after May 1, 2007, the fair market value was determined using the closing market price of HP stock on that date.

Fiscal 2007 Pension Benefits Table

        The following table provides information about the present value of accumulated benefits payable to each NEO, and the amount of any payments made to each NEO during fiscal 2007, under HP's pension plans:

Name	Plan Name(1)	Number of Years of Credited Service(2) (#)	Present Value of Accumulated Benefit 10/31/2007(3) ($)	Payments During Last Fiscal Year(4) ($)
Mark V. Hurd	CAPP CARP	0.8 0.8	10,508 35,488	— —
Catherine A. Lesjak	RP EBP	21 21	151,620 840,469	— —
Ann M. Livermore	RP EBP	25 25	155,906 2,542,915	— —
Vyomesh I. Joshi	RP EBP	27 27	206,839 3,555,263	— —
Shane V. Robison	RP EBP	3 3	44,352 264,394	— —
Robert P. Wayman	RP EBP	38 38	156,401 972,063	— 9,308,874

(1)
The "CAPP" and the "CARP" are the qualified HP Cash Account Pension Plan and the nonqualified HP Cash Account Restoration Plan, respectively. The "RP" and the "EBP" are the qualified HP Retirement Plan and the nonqualified HP Excess Benefit Plan, respectively.

(2)
Messrs. Hurd and Robison ceased accruing pension benefits as of December 31, 2005, and so their years of credited service have not increased since that date. Mr. Hurd continues to earn service toward the five-year vesting requirement of the CAPP and the CARP; all of the other NEOs have satisfied the vesting requirements of the plans in which they participate.

(3)
The present value of accumulated benefits is shown at the age 65 unreduced retirement age for the RP and the EBP using the assumptions under Statement of Financial Accounting Standards No. 87, "Employers Accounting for Pensions" ("SFAS 87") for 2007 fiscal year end measurement (as of September 30, 2007). The present value is based on a discount rate of 6.23%, a lump sum interest rate of 6.00%, and lump sum mortality that is determined from a 50/50 male/female weighting of the RP 2000 mortality table projected with Scale AA to 2022. This lump sum mortality assumption was established before the IRS released the 2008 lump sum mortality table. As of September 30, 2006, the SFAS 87 assumptions included a discount rate of 5.82%, a lump sum interest rate of 6.00% and lump sum mortality determined as Applicable Mortality as defined in Revenue Ruling 2001-62. Since there are no early retirement reductions in the CAPP or the CARP, the amounts shown are the account balances projected to the date upon which Mr. Hurd will vest in his benefit at an assumed 5.50% cash balance interest crediting rate and discounted at the discount rates that are noted above. See also Note 15 to HP's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as filed with the SEC on December 18, 2007.

(4)
Mr. Wayman retired from HP effective April 30, 2007 and ceased accruing further pension benefits on that date. Pursuant to a pre-existing election, in January of 2007 Mr. Wayman received a distribution of the amount shown from the EBP, representing the lump sum value of his benefit under this plan as of December 31, 2006. He is eligible to take a distribution of his qualified RP benefit at any time, and the remaining portion of his benefit from the EBP will be transferred to the HP Executive Deferred Compensation Plan, as described in the narrative below.

Narrative to the Fiscal 2007 Pension Benefits Table

Changes to U.S. Pension Plans at HP, 2002 through 2007

        In an effort to reduce costs and provide benefits more in line with our peer technology companies, HP has made significant changes to its U.S. pension programs over the past few years. These changes have applied to the NEOs at the same time and on the same terms as the changes have applied to other eligible U.S. employees.

        In general, U.S. employees hired before January 1, 2003 were eligible to participate in the HP Retirement Plan (the "RP"), a traditional defined benefit pension plan. Of the NEOs, Ms. Lesjak, Ms. Livermore, Mr. Joshi and Mr. Wayman are in this category. Employees who joined HP as part of the merger with Compaq Computer Corporation ("Compaq") became participants in the RP effective January 1, 2003 and began accruing benefits on and after that date. Mr. Robison is in this category.

        Employees who joined HP between January 1, 2003 and December 31, 2005, including Mr. Hurd, were eligible to participate in the HP Cash Account Pension Plan (the "CAPP"). The CAPP is a cash-balance plan that is the successor to the Digital Equipment Corporation ("Digital") cash balance plan; HP assumed sponsorship of this plan following HP's acquisition of Compaq.

        Each of the RP and the CAPP is a qualified retirement plan within the meaning of Section 401(a) of the Code, and for each plan there is a parallel "excess" or non-qualified plan that provides benefits for the NEOs and other eligible employees who earn pension-eligible compensation in excess of the IRS limits applicable to the qualified plans. The excess plan for the RP is called the HP Excess Benefit Plan (the "EBP"); the excess plan for the CAPP is the HP Cash Account Restoration Pension Plan (the "CARP").

        The assets of the RP and the CAPP were merged in November 2005, and the combined plan is now called the HP Pension Plan, but the benefits continue to be determined separately for the RP and the CAPP portions of the HP Pension Plan.

        In connection with certain cost reduction and restructuring efforts that were announced in July 2005, HP ceased pension accruals in both the RP and the CAPP (and correspondingly in the EBP and the CARP) effective December 31, 2005 for employees whose combination of age and qualifying service was less than 62. Employees with 62 or more "age plus service points" continued to accrue benefits in their existing pension plan after that date (either the traditional RP or the cash-balance CAPP, and, with respect to amounts in excess of IRS limits, the corresponding non-qualified EBP and CARP). Under these changes, Mr. Hurd and Mr. Robison ceased benefit accruals effective December 31, 2005 in the CAPP/CARP and RP/EBP, respectively, and the other NEOs continued to accrue pension benefits in the RP/EBP.

        In February 2007, HP announced further benefit changes, including the cessation of pension accruals for all remaining U.S. employees effective December 31, 2007. HP's NEOs were subject to these changes on the same basis as other U.S. employees. As a result, Ms. Lesjak, Ms. Livermore and Mr. Joshi ceased accruing benefits in the RP/EBP effective December 31, 2007. On and after January 1, 2008, no U.S. employee will earn a pension benefit.

        U.S. employees who ceased pension accruals in 2005 (including Messrs. Hurd and Robison) became eligible for a higher matching contribution under the HP 401(k) Plan beginning in 2006, as well as a 6% matching contribution on certain base pay deferrals under the non-qualified HP Executive Deferred Compensation Plan (the "EDCP"). The remaining NEOs became eligible for the 6% matching contribution in the HP 401(k) Plan and the EDCP effective January 1, 2008.

Terms of the HP Retirement Plan

        The RP is a traditional defined benefit plan providing a benefit based on years of service and the participant's "highest average pay rate," reduced by a portion of Social Security earnings. "Highest average pay rate" is determined based on the 20 consecutive fiscal quarters when pay is the highest. Pay for this purpose includes base pay and bonus paid under the Pay-for-Results Plan, as reported in the Fiscal 2007 Summary Compensation Table. Up to 30 years of HP service is taken into account in calculating benefits under the RP. Ms. Lesjak, Ms. Livermore and Mr. Joshi earned benefit accruals under the RP, and its nonqualified counterpart, the EBP, during fiscal 2007. Mr. Wayman earned benefit accruals under the RP and the EBP through the date of his retirement on April 30, 2007.

        For participants employed by HP before 1993, including Ms. Lesjak, Ms. Livermore, Mr. Joshi, and Mr. Wayman, benefits calculated under the RP are offset by the value of benefits earned under the HP Deferred Profit Sharing Plan ("DPSP"). Together, the RP and the DPSP constitute a "floor-offset" arrangement for periods before 1993.

        Benefits under the RP may be taken in one of several different annuity forms or in an actuarially equivalent lump sum.

        Benefits not payable from the RP and the DPSP due to IRS limits are paid from the nonqualified EBP, under which benefits are unfunded and unsecured. When an EBP participant terminates employment, an account is created for him or her in the amount not able to be paid from the RP and/or DPSP due to IRS limits. The account for this amount is then transferred to the EDCP, where it is credited with investment earnings (gains or losses) based upon the investment election made by participants from among investment options available under the HP 401(k) Plan. There is no formula which would result in above-market earnings or payment of a preferential interest rate on this benefit.

        At time of termination, amounts representing EBP benefits are paid from the EDCP in a lump sum or installment form, according to pre-existing elections made by those participants, except that participants with a small benefit or who have not qualified for retirement status (age 55 with at least 15 years of service) are paid their EBP benefit in January of the year following their termination, subject to any delay required by Section 409A of the Code.

Terms of the HP Cash Account Pension Plan

        The CAPP, a cash balance plan, is a successor to a pension plan originally established by Digital in 1966. Digital had converted its traditional pension plan to a cash balance plan in 1997, before Digital's acquisition by Compaq. The CAPP provides pension benefits determined by reference to a hypothetical account balance.

        Participants in the CAPP who have not ceased accruals receive "pay credits" equal to four percent of base pay credited quarterly to their accounts and "interest credits" credited daily to each account. Interest credits are credited at the rate equal to the one-year rate for Treasury securities plus one percent and are adjusted annually. Benefits under the CAPP may be taken in one of several different annuity forms or in a lump sum equal to the hypothetical account balance.

        Participants in the CAPP who continue to earn accruals and who earn base pay in excess of the IRS limits receive pay credits and interest credits to a hypothetical account balance established for them under the CARP at the same rates as credited under the CAPP. Amounts under the CARP are unfunded and unsecured. Upon termination of employment, a CARP participant is paid his or her account balance in the form of a lump sum in January of the year following termination, subject to any delay required by Section 409A of the Code.

        Participants in the CAPP/CARP who have ceased accruing benefits (including Mr. Hurd) do not receive pay credits, but do receive interest credits to their accounts. In addition, they continue to earn service toward the five-year vesting requirement of the plans.

        HP does not sponsor any other supplemental pension plans or special retiree medical benefit plans.

Fiscal 2007 Nonqualified Deferred Compensation Table

        The following table provides information about contributions, earnings, withdrawals and distributions relating to the HP Executive Deferred Compensation Plan (the "EDCP"):

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mark V. Hurd	43,860	13,200	2,040	—	70,310
Catherine A. Lesjak	762,619	—	227,242	—	1,928,351
Ann M. Livermore	—	—	916,420	—	6,818,500
Vyomesh I. Joshi	120,000	—	169,089	—	1,620,847
Shane V. Robison	—	—	—	—	—
Robert P. Wayman	—	—	1,280,573	1,837,513	9,934,608

(1)
The amounts deferred under the EDCP for each individual are reported as compensation to such NEO in the Fiscal 2007 Summary Compensation Table above.

(2)
Because Mr. Hurd and Mr. Robison are in the category of U.S. employees who did not accrue pension benefits during fiscal 2007, they were eligible for a 6% matching contribution on deferrals of base pay amounts up to two times the IRS limit on compensation that can be taken into account under the qualified HP 401(k) Plan, with the matching contribution on such amounts in excess of such IRS limits provided under the EDCP. For example, Mr. Hurd was credited with a 6% matching contribution under the EDCP on his base pay deferrals between $220,000 and $440,000; matching contributions on his base pay deferrals up to $220,000 were made into the qualified HP 401(k) Plan.

Narrative to the Fiscal 2007 Nonqualified Deferred Compensation Table

        HP sponsors the EDCP, a nonqualified deferred compensation plan that permits eligible U.S. employees to defer base pay and bonus amounts. In addition, effective January 1, 2006, the EDCP was amended to permit eligible employees who do not accrue a benefit under a U.S. pension plan to receive a 6% matching contribution on deferrals from base pay up to two times the compensation limit that applies to the qualified HP 401(k) Plan, to the extent such base pay exceeds such compensation limit.

        Mr. Hurd and Mr. Robison were eligible for this 6% matching contribution during this fiscal year. The remaining NEOs will become eligible for the 6% matching contribution under the EDCP effective January 1, 2008, following the cessation of their pension accruals under the HP Retirement Plan and the HP Excess Benefit Plan effective December 31, 2007.

        At the time participation is elected, employees must specify the amount of base pay and/or the percentage of bonus to be deferred, as well as the time and form of payment. If termination of employment occurs before retirement (defined as at least age 55 with 15 years of service), distribution is made in the form of a lump sum in January of the year following the year of termination, subject to any timing restriction otherwise applicable under Section 409A of the Code. In the event of retirement, benefits are paid according to the distribution election made by the participant at the time of the deferral election, also subject to any timing restrictions applicable under Section 409A of the Code.

        Amounts deferred or credited under the EDCP are credited with hypothetical investment earnings based on participant investment elections made from among investment options available under the HP 401(k) Plan. No amounts are credited with above-market earnings.

        Accounts maintained for participants under the EDCP are not held in trust, and all such amounts are available to general creditors of HP.

Potential Payments Upon Termination or Change In Control

        The amounts in the following table assume that the NEOs terminated HP employment effective October 31, 2007. The closing price of HP common stock was $51.68 on that date. These amounts are in addition to benefits generally available to U.S. employees upon termination of employment, such as distributions from the HP 401(k) Plan and payment of accrued vacation. No NEO is currently eligible for "retirement" status, which is generally defined in the United States as termination on or after age 55 with at least 15 years of qualifying service.

Long Term Incentive Programs
Name	Termination Scenario	Total ($)(1)	Severance ($)(2)	Earned PfR ($)(3)	Stock Options ($)(4)	Restricted Stock ($)(4)	LTPC Program ($)(4)
Mark V. Hurd(5)	Voluntary/For Cause Not for Cause Change in Control	5,579,600 65,301,885 91,085,837	— 13,006,500 13,006,500	5,579,600 5,579,600 5,579,600	— 25,457,500 38,370,500	— 13,300,210 20,327,483	— 7,958,075 13,801,754
Catherine A. Lesjak	Voluntary/For Cause Not for Cause Change in Control	1,243,226 8,680,481 8,680,481	— 1,322,227 1,322,227	1,243,226 1,243,226 1,243,226	— 2,067,150 2,067,150	— 3,100,800 3,100,800	— 947,078 947,078
Ann M. Livermore	Voluntary/For Cause Not for Cause Change in Control	1,704,575 34,874,337 34,874,337	— 3,661,683 3,661,683	1,704,575 1,704,575 1,704,575	— 16,719,025 16,719,025	— 3,876,001 3,876,001	— 8,913,053 8,913,053
Vyomesh I. Joshi	Voluntary/For Cause Not for Cause Change in Control	1,178,750 35,666,180 35,666,180	— 2,321,885 2,321,885	1,178,750 1,178,750 1,178,750	— 16,731,325 16,731,325	— 5,168,001 5,168,001	— 10,266,019 10,266,019
Shane V. Robison	Voluntary/For Cause Not for Cause Change in Control	1,803,750 32,138,327 32,138,327	— 3,713,175 3,713,175	1,803,750 1,803,750 1,803,750	— 14,159,875 14,159,875	— 4,048,268 4,048,268	— 8,413,259 8,413,259

(1)
Total does not include amounts earned or benefits accumulated due to continued service by the NEO through October 31, 2007, including vested stock options, accrued retirement benefits, and vested balances in HP Executive Deferred Compensation Plan (the "EDCP"), all as detailed in the preceding tables.

(2)
Reflects the cash benefit payable in the event of a qualifying termination under the HP Severance Plan for Executive Officers.

(3)
An employee who is employed through the end of the fiscal year is eligible to receive a bonus under the annual Pay-for-Results Plan (the "PfR Plan"); an employee who voluntarily terminates or is terminated for cause before the last day of the fiscal year is generally not eligible for a prorated bonus under the PfR Plan for that period. The amounts in this column assume employment through October 31, 2007, so that the NEO would have been eligible for the annual incentive amount that was earned for fiscal 2007, but in the case of NEOs other than Mr. Hurd, this amount could be downward-adjusted or eliminated by the HR and Compensation Committee (the "Committee") (prior to payment) for any reason. Mr. Hurd's employment agreement provides that upon termination of his employment for any reason, he shall be paid the "earned and accrued annual incentive for any complete year as of his termination of employment."

(4)
Under the HP equity plans, the HP Board of Directors and the Committee have the discretion to accelerate vesting of options and to release restrictions on restricted stock and cash awards in the case of a change in control, as well as in connection with individual employment terminations. The information reported in these three columns assumes that the Board or the Committee would exercise discretion to accelerate vesting and release restrictions in both of these circumstances, except that in the case of a "not for cause" termination of Mr. Hurd, the amounts reported reflect the minimum amounts required to be paid under the terms of his employment agreement. From time to time, however, certain HP executives have received less than full acceleration of vesting on stock options, and no (or less than full) release of the restrictions on restricted stock and cash awards, so the amounts actually paid to an NEO upon a "not for cause" termination may be lower in some circumstances. In addition, in the case of Mr. Hurd, the Board or the Committee could exercise its discretion to provide for full acceleration of his vested options and full release of restrictions on any restricted stock and cash awards so the amounts actually paid to him upon a "not for cause" termination could be higher.

(5)
Under the terms of Mr. Hurd's employment agreement, a "not for cause" termination includes a substantial reduction in his duties as CEO without his consent and his failure to be re-elected to the Board of Directors during the term of his employment. In addition, upon Mr. Hurd's termination of employment for any reason, he is eligible to be indemnified to the maximum extent permitted under HP's Certificate of Incorporation and Bylaws.

Narrative to the Potential Payments Upon Termination or Change in Control Table

        In the case of the NEOs other than Mr. Hurd, termination payments are generally governed by the terms of the HP Severance Plan for Executive Officers (the "SPEO"), and discretionary terms within the Pay-for-Results Plan (the "PfR Plan") and the HP stock plans. In the case of Mr. Hurd, termination payments are governed by the terms of his employment agreement (which references the SPEO). None of the NEOs qualified for termination based on "retirement" status as of the end of the fiscal year, which generally requires attainment of age 55 with at least 15 years of qualifying service.

Voluntary or "For Cause" Termination

        In general, an NEO who remained employed through October 31, 2007 (the last day of the fiscal year) but voluntary terminated employment immediately thereafter, or was terminated immediately thereafter as a "for cause" termination, would be eligible (1) to receive his or her annual incentive amount earned for fiscal 2007 under the PfR Plan (subject to any downward adjustment or elimination by the Committee prior to actual payment, except in the case of Mr. Hurd), (2) to exercise his or her vested stock options on or before the last day of employment, (3) to receive a distribution of vested amounts deferred or credited under the EDCP, and (4) to receive a distribution of his or her vested benefits under the HP pension plans. An NEO who terminated employment before the last day of the fiscal year, either voluntarily or as a "for cause" termination, would generally not be eligible to receive any amount under the PfR Plan with respect to the fiscal year in which the termination occurred, except that the Committee has the discretion to make payment of prorated bonus amounts to individuals on leave of absence or in non-pay status, as well as in connection with certain voluntary severance incentives, workforce reductions and similar programs.

        Under Mr. Hurd's employment agreement, he is entitled to be paid any earned and accrued bonus under the PfR Plan for any completed fiscal year as of his termination of employment.

"Not for Cause" Termination

        A "not for cause" termination would qualify the NEO for the amounts described above under a "Voluntary or (For Cause) Termination," and also for benefits under the SPEO, if the NEO signs the required release of claims in favor of HP. The SPEO would provide a cash benefit to each NEO calculated as a multiple of the sum of base pay plus the average of the last three years' actual annual bonus payments; in the case of the CEO, the multiple is two, and for the other NEOs, the multiple is 1.5. In all cases, the cash benefit will not exceed 2.99 times the sum of base pay plus annual target bonus.

        Under the SPEO, a "not for cause" termination generally includes any termination that is not due to a material neglect of responsibilities to HP (other than as a result of illness or disability), or due to conduct that is not in the best interest of, or is injurious to, HP.

        In addition to the cash severance benefit payable under the SPEO, the NEO would also be eligible to exercise vested stock options and receive distributions of vested, accrued benefits from HP deferred compensation and pension plans. The Committee may also exercise its discretion to accelerate vesting of stock options, and release restrictions on stock and cash awards in individual cases.

Termination Following a Change in Control

        No HP executive is covered by an agreement providing for special payments in the event of a change in control. In the event of a change in control of HP, however, the HP Board of Directors is authorized (but not required) to accelerate the vesting of all stock options and to release all restrictions on stock and cash awards issued under HP stock plans. For the purposes of this table, the amounts reported for each NEO in the rows marked "Change in Control" assume that Board would exercise its discretion in this manner, resulting in fully accelerated vesting of stock options, and release of all restrictions on restricted stock and outstanding awards under the Long-Term Performance Cash Program (the "LTPC Program"). In addition, an executive terminated following a change in control would be eligible for benefits under the SPEO, as described above.

Special Termination Provisions Applicable to Mr. Hurd

        Under Mr. Hurd's employment agreement, in the event of a termination by HP without cause, he would be eligible to receive any "banked" amounts under the LTPC Program, in addition to benefits under the SPEO. In addition to the circumstances that qualify as a termination "not for cause" under the SPEO, Mr. Hurd would also be eligible for SPEO benefits if his duties as CEO were substantially reduced without his consent or if he were not re-elected to the Board during the term of his employment. Moreover, he would be eligible for full vesting on the stock option grants awarded to him under that employment agreement, as well as prorated vesting on his restricted stock grants; vesting on other stock options would cease at time of termination.

HP Severance Policy for Senior Executives

        Under the HP Severance Policy for Senior Executives adopted by the HP Board in July 2003 (the "HP Severance Policy"), HP will seek stockholder approval for future severance agreements, if any, with certain senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive's current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive's termination. Individuals subject to this policy consist of the Section 16 officers designated by the HP Board. In implementing this policy, the Board may elect to seek stockholder approval after the material terms of the relevant severance agreement are agreed upon.

        For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to extraordinary benefits that are not available to groups of employees other than the Section 16 officers upon termination of employment. However, benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting and other benefits that are consistent with HP practices applicable to employees other than the Section 16 officers, are not counted against the limit. Specifically, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) any gross-up payments made in connection with severance, retirement or similar payments, including any gross-up payments with respect to excess parachute payments under Section 280G of the Code, (c) the value of any service period credited to a Section 16 officer in excess of the period of service actually provided by such Section 16 officer for purposes of any employee benefit plan; (d) the value of benefits and perquisites that are inconsistent with HP practices applicable to one or more groups of employees in addition to, or other than, the Section 16 officers ("Company Practices"); and (e) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the HP Severance Policy, either because they have been previously earned or accrued by the employee or because they are consistent with Company Practices: (a) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation or other benefit plans, e.g., 401(k) plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days, and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (b) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (c) acceleration of the vesting of stock options, stock appreciation rights, restricted stock or long-term cash incentives that is consistent with Company Practices; (d) payments or benefits required to be provided by law; and (e) benefits and perquisites provided in accordance with the terms of any benefit plan, program or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

        For purposes of the HP Severance Policy, future severance agreements include any severance agreements or employment agreements containing severance provisions that HP may enter into after the adoption of the HP Severance Policy by the Board, as well as agreements renewing, modifying or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Section 16 officers.

HP Severance Plan for Executive Officers

        In October 2003, the Committee adopted a severance plan for executives who were Section 16 officers of HP within 90 days of their termination of HP employment. This plan provides for a lump-sum severance payment upon a qualifying termination that is a multiple of the sum of annual base salary and target cash bonus, as in effect prior to the employment termination. In July 2005, the Committee amended this plan to reduce the cash severance benefits payable to the CEO, executive vice presidents and senior vice presidents and to base payments upon a multiple of the sum of annual base salary and actual bonuses paid (averaged over the most recent three-year performance period) rather than a multiple of the sum of annual base salary and target cash bonuses. Under the amended plan, the multiple used is 2.0 for the position of CEO, 1.5 for executive vice presidents, and 1.0 for senior vice presidents and vice presidents. Any payments under the severance program will be reduced by any cash severance benefit payable to the participant under any other HP plan, program or agreement, including cash amounts payable for the uncompleted portion of employment agreements.

        A participant will be deemed to have incurred a qualifying termination for purposes of this plan if he or she is involuntarily terminated without cause (as defined below) and executes a full release of claims in a form satisfactory to HP, promptly following termination. For purposes of the plan, "cause" means a participant's material neglect (other than as a result of illness or disability) of his or her duties or responsibilities to HP or conduct (including action or failure to act) that is not in the best interest of, or is injurious to, HP.

        Notwithstanding the foregoing, the amount of severance benefits received by an executive under the plan will not exceed 2.99 times the sum of the executive's base salary plus target bonus as in effect immediately prior to separation from employment, unless such benefits are approved by HP's stockholders pursuant to the HP Severance Policy.

HP Retirement Arrangements

        Upon retirement on or after age 55 with at least 15 years of service, HP employees in the United States receive full vesting of options granted under HP common stock plans with a three-year post-retirement exercise period. Restricted stock continues to vest in accordance with its normal vesting schedule, subject to certain post-employment restrictions. Targeted cash amounts, if any, are paid on a prorated basis to participants in the LTPC Program, and bonuses, if any, under the PfR Plan are also paid in prorated amounts. In accordance with Section 409A of the Code, certain amounts payable upon retirement of (or other termination by) the NEOs and other key employees will not be paid out for at least six months following termination of employment. None of the current NEOs was eligible to retire as of October 31, 2007.

        HP sponsors two retiree medical programs for which U.S. employees, including the NEOs, are eligible. The first, the HP Pre-2003 Retiree Medical Plan, is a retiree medical program that provides subsidized coverage for eligible participants, with subsidies determined based upon years of qualifying HP service. Eligibility for this program requires that participants have been employed by HP before January 1, 2003, have had 62 age-plus-service "points" as of December 31, 2005, have been within five years of qualifying for retirement as of May 31, 2007, and retire from HP on or after age 55 with at least 15 years of service. Mr. Wayman is covered by this program now, and Mr. Joshi may be eligible for this program in the future if he terminates his HP employment after reaching age 55. None of the other NEOs is eligible for this subsidized retiree medical plan.

        The other retiree medical program sponsored by HP, the HP Retiree Medical Plan, is a plan that provides retirees with access to group coverage at group rates only, with no direct subsidy provided by HP. In addition, certain current employees participate in the HP Retirement Medical Savings Account Plan (the "RMSA"), under which participants receive HP credits of $1,200 per year, beginning at age 45, up to a maximum of $12,000; these credits can be used to cover the cost of such retiree medical coverage (or other qualifying medical expenses) if the employee retires from HP on or after age 55 with at least 10 years of qualifying service. All of the NEOs other than Mr. Joshi could be eligible for the HP Retiree Medical Plan and the employer credits accumulated under the RMSA if they retire from HP on and after age 55 with at least 10 years of qualifying service.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of October 31, 2007. Information is included for equity compensation plans approved by HP stockholders and equity compensation plans not approved by HP stockholders.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options warrants and rights(2)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by HP stockholders	263,666,884	(3)	$31.5197	136,391,262	(4)(5)
Equity compensation plans not approved by HP stockholders	96,579,226	(6)(7)(8)	$35.7199	45,312,412	(9)

Totals	360,246,110		$32.6457	181,703,674

(1)
This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards. As of October 31, 2007, individual options to purchase a total of 8,229,317 shares were outstanding pursuant to options assumed in connection with acquisitions and granted under such plans at a weighted average exercise price of $27.9278. In addition, in connection with the Compaq acquisition, HP also assumed stock options to purchase 189,750 shares of HP common stock at a price of $35.97 and 189,750 shares of HP common stock at a price of $37.46 granted to former Compaq directors in April 1999. These options were not issued under any of the plans assumed in connection with the Compaq acquisition and are not reflected in this column.

(2)
This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) to this table or the purchase price of shares to be purchased pursuant to the Share Ownership Plan or the HP Employee Stock Purchase Plan (the "ESPP").

(3)
Represents options to purchase shares outstanding under the HP 2004 Stock Incentive Plan (the "2004 Plan"), the HP 2000 Stock Plan (the "2000 Plan"), the HP 1995 Incentive Stock Plan, the HP 1990 Incentive Stock Plan and the HP 1997 Director Stock Plan.

(4)
Represents 59,582,736 shares available for future issuance under the 2004 Plan, 20,877,662 shares available for issuance under the 2000 Plan, 51,838,873 shares available for issuance under the Share Ownership Plan, 2,725,611 shares available for issuance under the ESPP and 1,366,380 shares available for issuance under the HP Service Anniversary Award Plan. The balance is available for option grants under our other stockholder approved equity compensation plans.

(5)
In addition to options, the 2004 Plan and the 2000 Plan provide for the award of cash and stock. The 2004 Plan provides for a maximum of 100,000,000 shares for stock awards, of which 6,490,464 shares are subject to outstanding stock awards. Although 93,509,536 shares remain available for such stock awards under the terms of the plan, that amount exceeds the 59,582,736 shares available for all types of awards under the plan. Therefore, up to 59,582,736 shares remain available for stock awards. The 2000 Plan provides for a maximum of 20,000,000 shares for stock awards, and 13,446,076 shares remain available for such stock awards.

(6)
HP has assumed and intends to continue issuing awards in accordance with applicable stock exchange listing standards under the following plans, which have not been approved by HP stockholders but which were approved by Compaq stockholders: the Compaq 1989 Equity Incentive Plan, the Compaq 1995 Equity Incentive Plan, the Compaq 1998 Stock Option Plan and the Compaq 2001 Stock Option Plan. All options issued under these plans are reflected in this column and the weighted-average exercise price of those options is included in column (b).

(7)
The table does not include 83,202 shares of HP common stock that may be distributed to participants under the HP Executive Deferred Compensation Plan (the "EDCP"). While the EDCP does not provide a stock fund as a current hypothetical investment option, this plan includes a frozen stock fund investment option that was offered under the Compaq Deferred Compensation and Supplemental Savings Plan; the plans were merged effective January 1, 2004. Participants are no longer allowed to invest in additional shares of HP common stock under this plan. These shares are not included in calculating the weighted-average exercise price set forth in column (b).

(8)
Includes stock appreciation rights with respect to 546,889 shares of HP common stock assumed in connection with the Compaq acquisition.

(9)
Represents the 45,312,412 shares available for option grants under the plans assumed in connection with the Compaq acquisition identified in footnote (6) to this table.

Material Features of Plans Not Approved by Stockholders

        HP assumed the Compaq 1989 Equity Incentive Plan, the Compaq 1995 Equity Incentive Plan, the Compaq 1998 Stock Option Plan and the Compaq 2001 Stock Option Plan in connection with the Compaq acquisition. These plans are administered by the HR and Compensation Committee of the Board. While the plans originally provided for a variety of awards, including non-qualified stock options, qualified stock options, stock appreciation rights, stock awards and cash, HP has amended these plans so that from July 18, 2002 only non-qualified stock options may be granted under these plans. Outstanding non-stock option awards, e.g., stock appreciation rights, will remain outstanding until they are exercised or expire pursuant to their original terms and conditions. Generally, options granted under these plans have grant prices equal to the fair market value of the stock on the grant date. These plans allow the HR and Compensation Committee to specify the conditions of the awards, including but not limited to the vesting period, option period, termination provisions and transferability provisions. Pursuant to the terms of these plans, all outstanding awards granted prior to September 1, 2001 under these plans became fully vested on March 20, 2002, the date on which Compaq stockholders approved the acquisition by HP. Vesting did not accelerate for awards granted on or after September 1, 2001, and those awards typically vest monthly over a 48-month period. Generally, awards may be exercised for the full life of the award if a participant's employment is terminated due to death, disability, or retirement. If a participant's employment is terminated other than due to death, disability, or retirement, the vested portion of his or her award may be exercised for up to one year (not to exceed the original term of the award) after his termination of employment. These plans will expire when there are no shares available for future grants. A total of 4,529,717; 3,979,312; 19,825,624 and 16,977,759 shares remain available for grants under the Compaq 1989 Equity Incentive Plan, the Compaq 1995 Equity Incentive Plan, the Compaq 1998 Stock Option Plan and the Compaq 2001 Stock Option Plan, respectively.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee has appointed Ernst & Young LLP ("EY") as HP's independent registered public accounting firm for the fiscal year ending October 31, 2008. Stockholders are being asked to ratify the appointment of EY at the annual meeting pursuant to Proposal No. 2. Representatives of EY are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by HP for Ernst & Young LLP

        The following table shows the fees paid or accrued by HP for audit and other services provided by EY for fiscal 2007 and 2006.

	2007	2006
	In millions
Audit Fees(1)	$24.6	$23.9
Audit-Related Fees(2)	5.1	7.5
Tax Fees(3)	3.2	4.8
All Other Fees(4)	—	—

Total	$32.9	$36.2

        The Audit Committee has approved all of the fees above.

        The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by HP's independent registered public accounting firm and associated fees up to a maximum for any one non-audit service of $250,000, provided that the chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

(1)
Audit fees represent fees for professional services provided in connection with the audit of HP's financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Fiscal 2007 and fiscal 2006 audit fees include $4.8 million and $5.0 million, respectively, in fees for assurance services provided in connection with the assessment and testing of internal controls in connection with Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404").

(2)
Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services. For fiscal 2007 and fiscal 2006, Section 404 consulting fees included herein were $0.3 million and $0.5 million, respectively.

(3)
For fiscal 2007 and 2006, tax fees included tax compliance fees of $0.9 million and $1.0 million, respectively, and tax advice and tax planning fees of $2.3 million and $3.8 million, respectively. For fiscal 2006, tax advice and tax planning fees included expatriate tax services fees of $0.01 million.

(4)
HP did not engage EY for any other services in fiscal 2007 and 2006.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

        The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of HP's internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages HP's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from HP for such advice and assistance.

        HP's management is primarily responsible for HP's internal control and financial reporting process. HP's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of HP's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of HP's internal control over financial reporting. The Audit Committee monitors HP's financial reporting process and reports to the Board on its findings.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with HP's management.

  2.
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees"), as adopted by the PCAOB in Rule 3600T, and has discussed with the independent registered public accounting firm its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2007, for filing with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE
Robert L. Ryan, Chair Sari M. Baldauf John R. Joyce Lucille S. Salhany G. Kennedy Thompson

IMPORTANT INFORMATION CONCERNING THE HP ANNUAL MEETING

Check-in begins: 12:30 p.m.	Meeting begins: 2:00 p.m.
•
HP stockholders, including joint holders, as of the close of business on January 22, 2008, the record date for the annual meeting, are entitled to attend the annual meeting on March 19, 2008

•
All stockholders and their proxies should be prepared to present photo identification for admission to the meeting

•
If you are a record holder or a participant in the HP 401(k) Plan or the Share Ownership Plan, your share ownership will be verified against a list of record holders or plan participants as of the record date prior to your being admitted to the annual meeting

•
If you are a beneficial owner of your HP shares (i.e., you hold your shares through a broker, trustee or nominee), you will be asked to present proof of beneficial ownership of HP shares as of the record date, such as your most recent brokerage statement prior to January 22, 2008 or other evidence of ownership

•
Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on January 22, 2008

•
Failure to present identification or otherwise comply with the above procedures will result in exclusion from the annual meeting

•
Meeting attendees will not be permitted to bring cameras, mobile phones, recording equipment, electronic devices or large bags, briefcases or packages to the annual meeting

•
Please allow ample time for check-in

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

Directions to the Seaport World Trade Center Complex

From Points West via I-90:

Follow the Massachusetts Turnpike/Interstate 90 East to Exit 25—South Boston. At the top of the ramp, bear left towards Seaport Boulevard. At the first set of lights, proceed straight onto East Service Road. At the next set of lights, take a right onto Seaport Boulevard. The Seaport Boulevard entrance to the Seaport Garage is located ahead on the right.

From Points South via I-93:

Heading northbound on I-93 towards Boston, take Exit 20, which will be immediately after Exit 18. Follow the signs to "I-90 East." Take the first tunnel exit to "South Boston." At the first set of lights at the top of the ramp, proceed straight onto East Service Road. At the next set of lights, take a right onto Seaport Boulevard. The Seaport Boulevard entrance to the Seaport Garage will be ahead on the right.

From Logan International Airport and Route 1A South:

Follow the signs towards I-90 West—Ted Williams Tunnel. Take the Ted Williams Tunnel to Exit 25. At the top of the ramp proceed straight onto B Street. Follow B Street to the end and take a right onto Seaport Boulevard. The Seaport Boulevard entrance to the Seaport Garage will be on your right.

From Points North via I-93:

Heading southbound on Interstate 93 Boston, take Exit 23, Purchase Street and move into the left lane. At the top of the ramp, take a left turn onto the Evelyn Moakley Bridge/Seaport Boulevard. Follow Seaport Boulevard for approximately .8 miles, the Seaport Boulevard entrance to the Seaport Garage will be on the right, after the Seaport Boulevard/B Street intersection.

From Points West via Storrow Drive:

Take Storrow Drive East to Leverett Circle and follow signs for Interstate 93 South/Logan Airport. Once on Interstate 93 South, follow directions from "Points North".

From Public Transportation:

From South Station, take the MBTA Silver Line Waterfront (one level above the Red Line, one below the food court) to World Trade Center Station. Take the stairs/escalators/elevators to the second level and exit onto World Trade Center Ave. The Seaport World Trade Center will be ahead on the right.

Note:    Meeting attendees who park in the Seaport Garage will receive parking vouchers at the annual meeting registration desk permitting them to park in the garage free of charge during the meeting.

4AA1-7557 ENW

HEWLETT-PACKARD COMPANY ANNUAL MEETING OF STOCKHOLDERS WEDNESDAY, MARCH 19, 2008 2:00 P.M., LOCAL TIME
SEAPORT WORLD TRADE CENTER 200 SEAPORT BOULEVARD BOSTON, MASSACHUSETTS
PLEASE VOTE TODAY!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL.
SEE REVERSE SIDE OF THIS CARD FOR INSTRUCTIONS.

Important Notice Regarding Internet Availability of Proxy Materials:    The proxy materials for the Hewlett-Packard Company Annual Meeting of Stockholders, including the 2007 Annual Report and the proxy statement, are available over the Internet. To view the proxy materials, please have the reverse side of this notice available and visit www.eproxyaccess.com/hpq.

Electronic Delivery of Future Proxy Materials:    If you wish to receive all future proxy materials electronically by e-mail, please visit www.eproxyaccess.com/hpq and follow the instructions there.

\/ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED \/
HEWLETT-PACKARD COMPANY ANNUAL MEETING OF STOCKHOLDERS—MARCH 19, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P R O X Y
The undersigned hereby appoints Mark V. Hurd and Michael J. Holston, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Hewlett-Packard Company held of record or in an applicable plan by the undersigned at the close of business on January 22, 2008, at the Annual Meeting of Stockholders to be held at the Seaport World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts, at 2:00 p.m., local time, on Wednesday, March 19, 2008, or any postponement or adjournment thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for all of the nominees for director in proposal 1 and for proposal 2. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by Hewlett-Packard Company, voting instructions with respect to such plan shares must be provided by 11:59 p.m. Eastern time on March 16, 2008 in the manner described in the proxy statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

IMPORTANT—THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

HEWLETT-PACKARD COMPANY

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Hewlett-Packard Company common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE 2008 PROXY STATEMENT AND ACCOMPANYING MATERIALS
AND VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-209-1711, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1340. Please follow the simple instructions.

OR

2.
Vote by Internet—Access www.proxyvotenow.com/hpq, and follow the simple instructions.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.
Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign and date the proxy card, and return it in the envelope provided or mail it to Hewlett-Packard Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156
\/ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2.

1.
Election of directors:

		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
	01-L.T. Babbio, Jr.	☐	☐	☐	06-J.Z. Hyatt	☐	☐	☐
	02-S.M. Baldauf	☐	☐	☐	07-J.R. Joyce	☐	☐	☐
	03-R.A. Hackborn	☐	☐	☐	08-R.L. Ryan	☐	☐	☐
	04-J.H. Hammergren	☐	☐	☐	09-L.S. Salhany	☐	☐	☐
	05-M.V. Hurd	☐	☐	☐	10-G.K.Thompson	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2008	☐	☐	☐

☐	Address change (make correction at left)

Signature
Signature
Title
Date

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.